       R/M Salinas L.P. Limited Partnership Agreement dated August 1, 1995 between Rodde McNellis/Salinas, a California
                       general partnership and Registrant.

                                R/M SALINAS L.P.

                         LIMITED PARTNERSHIP AGREEMENT

                         LIMITED PARTNERSHIP AGREEMENT
                                       OF
                                R/M SALINAS L.P.

                               TABLE OF CONTENTS


                                                                        Page
                                                                        ----

ARTICLE 1 - THE PARTNERSHIP

      Section 1.1       Reconstitution .........................          2
      Section 1.2       Name ...................................          2
      Section 1.3       Principal Executive Office .............          3
      Section 1.4       Purposes ...............................          3
      Section 1.5       Purposes Limited .......................          4
      Section 1.6       No Payments of Individual
                        Obligations ............................          5
      Section 1.7       Statutory Compliance ...................          5
      Section 1.8       Title to Property ......................          5
      Section 1.9       Duration ...............................          5


ARTICLE 2 - THE PARTNERS

      Section 2.1       Identification .........................          5
      Section 2.2       [Intentionally Omitted.] ...............          5
      Section 2.3       Competition ............................          5
      Section 2.4       Limits on Developer's Activities .......          6
      Section 2.5       Other Conflicts ........................          6
      Section 2.6       Reimbursement and Fees .................          6
      Section 2.7       Indemnification of NEPP by the
                        Partnership ............................          7
      Section 2.8       Indemnification by NEPP ................          7
      Section 2.9       Limitation on Liability of Partners ....          8
      Section 2.10      Payments to Developer and Affiliates ...          9
      Section 2.11      Liability of Limited Partner ...........          9

ARTICLE 3 - CAPITAL



      Section 3.1       Capital Accounts and Adjusted Capital
                        Accounts ...............................          9
      Section 3.2       Capital Contributions ..................         11
      Section 3.3       No Further Capital Contributions .......         12
      Section 3.4       Capital Contributions - General ........         12
      Section 3.5       Interests ..............................         12


ARTICLE 4 - LOANS


ARTICLE 5 - CASH DISTRIBUTIONS

      Section 5.1       Definitions ............................         13
      Section 5.2       Senior Payments and Junior Payments ....         16
      Section 5.3       Operating Cash Flow ....................         18
      Section 5.4       Extraordinary Cash Flow ................         20
      Section 5.5       Distributions in Liquidation ...........         21
      Section 5.6       Guaranteed Senior Invested
                        Capital Payment Distribution ...........         21
      Section 5.7       In-Kind Distribution ...................         22


ARTICLE 6 - OPERATING DEFICITS

      Section 6.1       Operating Deficits .....................         22
      Section 6.2       Default Contributions ..................         23
      Section 6.3       Adjustment of Interests ................         24
      Section 6.4       Effect of Adjustment on Cash and
                        Tax Allocations ........................         24
      Section 6.5       No Increase of Percentage Interest .....         25


ARTICLE 7 - TAX ALLOCATIONS

      Section 7.1       Definition of Net Profit and Net Loss ..         25
      Section 7.2       Allocation of Net Profit, Gross Income
                        and Net Loss ...........................         26
      Section 7.3       Tax Allocations; Code Section 704(c) ...         30
      Section 7.4       Allocations Upon Transfer or
                        Change of Interests ....................         31

ARTICLE 8 - ACCOUNTING AND RECORDS

      Section 8.1       Books and Records ......................         31
      Section 8.2       Reports ................................         32
      Section 8.3       Tax Returns ............................         32
      Section 8.4       Depreciation ...........................         33
      Section 8.5       Special Basis Adjustment ...............         33
      Section 8.6       Tax Matters Partner ....................         33
      Section 8.7       Fiscal Year ............................         33
      Section 8.8       Bank Accounts ..........................         33

ARTICLE 9 - MANAGEMENT AND OPERATIONS

      Section 9.1       Management .............................         34
      Section 9.2       Standard of Care .......................         36
      Section 9.3       Insurance ..............................         37


ARTICLE 10 - REPRESENTATIONS AND WARRANTIES

      Section 10.1      Developer ..............................         37
      Section 10.2      NEPP ...................................         39
      Section 10.3      Brokers ................................         40


ARTICLE 11 - TRANSFER OF INTERESTS

      Section 11.1      Restrictions on Transfer ...............         40
      Section 11.2      Right of First Refusal .................         41
      Section 11.3      Permitted Transfers ....................         42
      Section 11.4      General Transfer Provisions ............         43
      Section 11.5      Tax Allocations and Cash
                        Distributions ..........................         43
      Section 11.6      Compliance .............................         44
      Section 11.7      Waiver of Partition ....................         44

ARTICLE 12 - BUY/SELL

      Section 12.1      Buy/Sell Events ........................         44
      Section 12.2      Rights Arising from a Buy/Sell
                        Event ..................................         45
      Section 12.3      Determination of Fair Market
                        Value ..................................         45
      Section 12.4      Appraisal Fees .........................         46
      Section 12.5      Determination of Purchase Price ........         46
      Section 12.6      Electing Partner's Option ..............         47
      Section 12.7      Closing of Purchase and Sale ...........         47
      Section 12.8      Payment ................................         47
      Section 12.9      Liabilities ............................         47
      Section 12.10     Failure to Exercise Option .............         48


ARTICLE 13 - EXIT RIGHTS


ARTICLE 14 - TERMINATION OF THE PARTNERSHIP

      Section 14.1      Events of Dissolution ..................         48
      Section 14.2      Effect of Dissolution ..................         49
      Section 14.3      Sale of Assets by Liquidating Trustee ..         49


ARTICLE 15 - MISCELLANEOUS

      Section 15.1      Notices ................................         50
      Section 15.2      Successors and Assigns .................         51
      Section 15.3      No Oral Modifications; Amendments ......         51
      Section 15.4      Captions ...............................         51
      Section 15.5      Terms ..................................         51
      Section 15.6      Invalidity .............................         51
      Section 15.7      Counterparts ...........................         51
      Section 15.8      Further Assurances .....................         51
      Section 15.9      Complete Agreement .....................         51
      Section 15.10     Attorneys' Fees ........................         52
      Section 15.11     Governing Law ..........................         52
      Section 15.12     No Third Party Beneficiary .............         52
      Section 15.13     Exhibits and Glossary ..................         52
      Section 15.14     Estoppels ..............................         52
      Section 15.15     References to this Agreement ...........         52
      Section 15.16     Reliance on Authority of Person
                        Signing Agreement ......................         52

      Section 15.17     Consents and Approvals .................         53
      Section 15.18     Construction of Agreement ..............         53

                                    EXHIBITS

A     Legal Description of Land
B     Property Management Agreement

A Glossary of Defined Terms used in this Agreement is attached.

                                R/M SALINAS L.P.

                         LIMITED PARTNERSHIP AGREEMENT

         THIS LIMITED PARTNERSHIP AGREEMENT ("Partnership Agreement" or "Agreement") of R/M Salinas L.P., a California limited partnership (the "Partnership"), is dated as of August 1, 1995, between Rodde McNellis/Salinas, a California general partnership ("Developer" or the "Limited Partner"), and New England Pension Properties V; A Real Estate Limited Partnership, a Massachusetts limited partnership ("NEPP" or the "General Partner"). Developer and NEPP are sometimes hereinafter referred to collectively as the "Partners" and individually as a "Partner."

         WHEREAS, R/M Salinas Venture (the "Original Partnership") was formed pursuant to that certain R/M Salinas Venture Joint Venture Agreement entered into by and between Developer and NEPP dated February 1, 1989, as amended by that First Amendment to Joint Venture Agreement of R/M Salinas Venture dated June 5, 1989, as amended by that Second Amendment to Joint Venture Agreement of R/M Salinas Venture dated July 20, 1990 (as so amended, the "Original Agreement");

         WHEREAS, the Partners have agreed to convert the Original Partnership into a California limited partnership as of the date of filing, with the California Secretary of State, of a Certificate of Limited Partnership (Form LP-1) for the Partnership; and

         WHEREAS, the parties hereto now desire to amend and completely restate the Original Agreement in its entirety on the terms and conditions hereinafter set forth to provide for (i) the revised ownership Interests of the Partners;
(ii) the conversion of the Original Partnership from a California general partnership into a California limited partnership; and (iii) such other changes to the Original Agreement as the Partners deem appropriate.

         NOW, THEREFORE, in consideration of the foregoing, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual agreements set forth in this Agreement and intending to be legally bound, the parties hereby agree to continue the Partnership as a California limited partnership in accordance with the California

Revised Limited Partnership Act (the "Act") and do hereby agree as follows:


                                   ARTICLE I

                                THE PARTNERSHIP
                                ---------------

         Section 1.1 Reconstitution. The Partners hereby reconstitute the
                     --------------
Original Partnership as a California limited partnership in accordance with the provisions of the Act. The Partners hereby make and execute this Agreement, effective as of the date first above written, so as to set forth the rights, duties, obligations and limitations on the liabilities of the Partners, including, without limitation, the rights of the Partners with respect to the assets and profits of the Partnership, which the Partners shall be entitled to receive by reason of being a general or limited partner of the Partnership. In furtherance of the foregoing provisions of this Section 1.1, the Partners hereby acknowledge that (i) the interest of Developer as a general partner in the Original Partnership is hereby converted into an interest as a limited partner in the Partnership, and (ii) Developer is hereby entitled to exercise all of the rights, powers, and privileges, which may hereafter exist with respect to a limited partner of the Partnership. Each of the Partners hereby consents to the conversion described above in this Section 1.1 and acknowledges that the Partnership shall not dissolve or terminate as a result of such conversion; on the contrary, the business of the Partnership shall continue without any interruption and without any break in continuity.

         Concurrently with the execution of this agreement, the General Partner shall execute one (1) or more copies of a Certificate of Limited Partnership for the Partnership pursuant to the provisions of Section 15621 of the California Corporations Code, which shall be duly filed in the Office of the California Secretary of State and certified copies of which may, in the sole discretion of the General Partner, be recorded in any county.

         Section 1.2 Name. The name of the Partnership is hereby changed to "R/M
                     ----
Salinas L.P." or if that name is not available, any other name the General Partner may select that is in compliance with the Act. In furtherance of the foregoing name change, the Partners hereby authorize the General Partner to execute and deliver (with acknowledgment, verification, and/or affidavit, if required) any and all documents required to effectuate such name change including, without limitation, a Cancellation of Statement of Partnership and Statement of Abandonment of Use of Fictitious Business Name for the Original Partnership.

         Section 1.3 Principal Executive Office. The principal executive office
                     --------------------------
of the Partnership shall be located at 601 California Street, Suite 601, San Francisco, California 94108 or at such other place within or without the State of California as may be selected by NEPP. The Partnership shall at all times maintain an office in California for purposes of Section 15614 of the Act.

         Section 1.4 Purposes. The sole purposes of the Partnership shall be to
                     --------
acquire, own and hold for production of income, improve, develop, operate, manage, lease, sell, dispose and otherwise deal with the Project. In furtherance of these purposes, but subject to all other provisions of this Agreement, the Partnership is hereby authorized:

               - to acquire by purchase, lease or otherwise, any real or personal property, including the Land (and to enter into options and agreements so to acquire such real or personal property), which may be necessary, convenient or incidental to the accomplishment of the purposes of the Partnership;

               - to construct, operate, maintain, finance, improve, own, sell, convey, assign, mortgage or lease any real estate and any personal property necessary, convenient or incidental to the accomplishment of the purposes of the Partnership;

               - to borrow money and issue evidences of indebtedness in furtherance of any or all of the purposes of the Partnership, and to secure the same by mortgage, pledge or other lien on the Project and/or any other assets of the Partnership;

               - to borrow money on the general credit of the Partnership for use in the Partnership business and to execute documents in connection therewith;

               - to enter into, perform and carry out contracts of any kind, including contracts with an Affiliate of a Partner, necessary to, in connection with or incidental to, the accomplishment of the purposes of the Partnership;

               - to enter into any kind of activity and to perform and carry out contracts of any kind necessary to, or in connection with, or incidental to the accomplishment of the purposes of the Partnership, so long as said activities and contracts may be lawfully carried on or performed by a partnership under applicable laws;

               - to enter into, on behalf of the Partnership, easements, rights of way, utility or other agreements necessary for the development of the Project or any portion thereof or to permit access over, through, and across the Project or any portion thereof (to serve adjoining properties, for vehicular and pedestrian access, utility installations maintenance and other purposes);

               - to prepay in whole or in part, refinance, recast, increase, modify, or extend any mortgage affecting the Project or other indebtedness of the Partnership and, in connection therewith, to execute any extensions, renewals or modifications of such other mortgages and indebtedness; and

               - to take or cause to be taken all actions and to perform or cause to be performed all functions necessary or appropriate to promote the business of the Partnership and to realize and carry out its purposes.

         Section 1.5 Purposes Limited. The Partnership shall be a partnership
                     ----------------
only for the purposes specified in Section 1.4. Except as otherwise provided in this Agreement, the Partnership shall not engage in any other activity or business and no Partner shall have any authority to hold itself out as a general agent of another Partner in any other business or activity.

         Section 1.6 No Payments of Individual Obligations. The Partners shall
                     -------------------------------------
use the Partnership's credit and assets solely for the benefit of the Partnership. No asset of the Partnership shall be transferred or encumbered for or in payment of any individual obligation of a Partner.

         Section 1.7 Statutory Compliance. The Partnership shall exist under and
                     --------------------
be governed by, and this Agreement shall be construed in accordance with, the applicable laws of the State of California. The Partners shall make all filings and disclosures required by, and shall otherwise comply with, all such laws.

         The Partners shall execute and file in the appropriate records a certificate of limited partnership, and such documents and instruments as may be necessary or appropriate with respect to the continuation of, and conduct of business by, the Partnership as a California limited partnership.

         Section 1.8 Title to Property. All real and personal property owned by
                     -----------------
the Partnership shall be owned by the Partnership as an entity and, insofar as permitted by applicable law, no Partner shall have any ownership interest in such property in its individual name or right and each Partner's interest in the Partnership shall be personal property for all purposes.

         Section 1.9 Duration. The term of the Partnership commenced on February
                     --------
1, 1989 and the Partnership shall dissolve on February 1, 2049 unless sooner dissolved or terminated pursuant to statute or any provision of this Agreement.


                                   ARTICLE 2

                                  THE PARTNERS
                                  ------------

         Section 2.1 Identification. Developer and NEPP shall be the Partners of
                     --------------
the Partnership. No other person may become a Partner except pursuant to a transfer specifically permitted under and effected in compliance with this Agreement.

         Section 2.2  [Intentionally omitted.]

         Section 2.3 Competition. Developer agrees that none of its Affiliates
                     -----------
(either individually, collectively or with others) shall, without the prior written consent of NEPP, conduct any real estate development business (as a developer, investor or lender) which competes with the Project or any portion thereof in any location which is five or fewer miles from the Project during the term of this Agreement.

         Section 2.4 Limits on Developer's Activities. Developer, which shall
                     --------------------------------
not include the general partners of Developer, shall not engage, invest or otherwise participate in any activity, investment or undertaking other than this Partnership.

         Section 2.5 Other Conflicts. NEPP, Affiliates of NEPP and Affiliates of
                     ---------------
Developer (but not Developer itself) may conduct any business or activity whatsoever (including the acquisition, development, leasing and operation and/or sale of real property) without any accountability to the Partnership or to any Partner even if such business or activity competes with the business of the Partnership. Each Partner understands that NEPP, Affiliates of NEPP and Affiliates of Developer may be interested, directly or indirectly, in various other businesses and undertakings not including the Partnership.

         Further, each Partner understands and acknowledges that the conduct of the business of the Partnership may involve business dealings with such other businesses or undertakings of NEPP, Affiliates of Developer and Affiliates of NEPP. The creation of the Partnership and the assumption by each of the Partners of its duties hereunder shall be without prejudice to the respective rights of NEPP, Affiliates of Developer and Affiliates of NEPP to maintain such other interests and activities and to receive and enjoy profits or compensation therefrom, and each Partner waives any rights it might otherwise have to share or participate in such other interests or activities of NEPP, Affiliates of Developer and Affiliates of NEPP. However, each Partner shall give notice to the other Partner of its interest, or of the interest of any of its Affiliates, in any other business which it proposes to enter into with the Partnership, and such business or undertaking with the Partnership must be approved by the non-interested Partner. Notwithstanding anything to the contrary, Developer shall not engage in or have any business dealings with any other Person or Entity, except as required for its administrative operation.

         Section 2.6 Reimbursement and Fees. NEPP shall be entitled to
                     ----------------------
reimbursement for its reasonable out-of-pocket expenses paid to third parties (other than Affiliates) incurred in connection with the performance of its obligations hereunder. If NEPP or an Affiliate of NEPP shall at any time provide property management services to the Partnership, NEPP or such Affiliate shall be entitled to property management fees and leasing commissions at rates competitive with those which would be paid to an unaffiliated property manager providing comparable services to a project of the type and size of the Project, in the geographic area in which the Project is located; provided, however, that in no event shall fees paid for property management services exceed 5.0% of gross revenues from the Project.

         Section 2.7 Indemnification of NEPP by the Partnership. NEPP shall
                     ------------------------------------------
perform its duties under this Agreement with ordinary prudence and in a manner characteristic of businesspersons in similar circumstances. However, NEPP shall have no liability whatsoever to the Partnership or to any other Partner for loss caused by any act or by the failure to do any act if the loss suffered arises out of a mistake in judgment of NEPP, or if NEPP, in good faith, had determined that the action or lack of action giving rise to the loss was in the best interests of the Partnership or if the action or lack of action giving rise to the loss was based on the advice of counsel; provided, however, that such
                                             --------  -------
exculpation from liability shall not apply to any liability for loss caused by any act or by the failure to do any act which arises out of the gross negligence, willful neglect or willful misconduct of NEPP.

         The Partnership, its receiver or liquidating trustee, shall indemnify, hold harmless and pay all judgments and claims against NEPP arising from any actions or decisions performed or made by it in connection with the business of the Partnership, provided such actions or decisions are within the scope of the
                 --------
purposes of the Partnership and NEPP complied with the immediately preceding paragraph. This indemnification shall include, without limitation, payment of attorneys' and accountants' fees incurred in connection with the defense of any claim or proceeding based on any such action or decision, which attorneys' and accountants' fees shall be paid as incurred; and liabilities under Federal and state securities laws, to the extent permitted by law.

         Section 2.8 Indemnification by NEPP. Subject to Section 2.7, NEPP shall
                     -----------------------
indemnify and hold harmless Developer from and against all claims, demands, actions and rights of action which shall or may arise by virtue of anything done or omitted to be done by NEPP (directly or through or by agents, employees or other representatives) outside the scope of, or in breach of the terms of this Agreement, including without limitation Section 9.1.

         If the Developer desires to make a claim against NEPP under this Section, it shall notify NEPP of the claim, demand, action or right of action which is the basis of such claim, and shall give NEPP a reasonable opportunity to participate in the defense thereof. Failure to give such notice shall not affect NEPP's obligations hereunder, except to the extent of any actual prejudice resulting therefrom. Any cash distributions of NEPP under Article 5 shall be charged for any amounts NEPP is required to pay pursuant to this
Section 2.8.

         Section 2.9 Limitation on Liability of Partners. Except as hereinafter
                     -----------------------------------
provided, no Partner shall have personal liability for the payment of any sums owing by such Partner to the Partnership or any other Partner under the terms of this Agreement, or for the performance of any other covenant or agreement of such Partner contained herein; rather, the Partnership and each other Partner shall look solely to the Interest of such Partner or to such other specific remedies as may be provided for herein, for satisfaction of each and every of such payments and obligations, and shall never seek, obtain or enforce any deficiency judgment or other judgment or mandatory order of any nature the effect of which would be to compel such Partner to pay any sum of money to any party in respect of any obligation arising under the terms of this Agreement and owed to the Partnership or any other Partner (including, without limitation, any subrogation right or remedy obtained by payment by a Partner of all or any portion of any indebtedness of the Partnership).

         Except as otherwise provided in this Section 2.9, each Partner hereby waives and relinquishes any right to have any recourse or pursue any remedy whatsoever, other than the foregoing specified remedy, against the following:

          - the Partnership, the Partners (or any partner, general or limited, present or future subscriber to the capital stock, stockholder, officer or director of any of the Partners); or

          - any corporation, partnership (or any partner thereof), individual or entity to which any interest in the Project shall have been transferred.

         The foregoing provisions shall not limit the right of any Partner to name the Partnership or the other Partners a party defendant in any action or suit in the exercise of the sole remedy permitted hereunder, so long as no judgment obtained by such Partner shall be enforced other than as provided above.

         Notwithstanding the foregoing, each Partner shall be personally liable to the other for any of their respective representations set forth in Sections
10.1 and 10.2 proving to be false or misleading when made.

         Section 2.10 Payments to Developer and Affiliates. The Partnership has
                      ------------------------------------
entered into a Property Management Agreement with respect to the Project pursuant to which the Developer or an Affiliate of the Developer (the "Property Manager") shall provide management services for the Project. The form of such Property Management Agreement is attached hereto as Exhibit B.
                                                    ---------

         Section 2.11 Liability of Limited Partner. Notwithstanding the
                      ----------------------------
foregoing, with respect to third parties the Developer shall be entitled to all of the protections afforded limited partners by the Act.


                                   ARTICLE 3

                                    CAPITAL
                                    -------

         Section 3.1  Capital Accounts and Adjusted Capital Accounts.
                      ----------------------------------------------

         (a) A separate capital account ("Capital Account") shall be maintained for each Partner and adjusted in accordance with Treasury Regulations under
Section 704(b) of the Code. To the extent consistent with such Regulations, the adjustments to such accounts shall include the following:

          (i) There shall be credited to each Partner's Capital Account the amount of any cash (which shall not include imputed or actual interest on any deferred contributions) actually contributed by such Partner to the capital of the Partnership (or deemed contributed pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(c)), the fair market value of any property contributed by such Partner to the capital of the Partnership (net of any liabilities secured by such property that the Partnership is considered to assume or to take subject to under Code Section 752) and such Partner's share of the [Gross Income and] Net Profits (and all items thereof) of the Partnership. There shall be charged against each Partner's Capital Account the amount of all cash distributions to such Partner by the Partnership (or deemed distributed pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(c)), the fair market value of any property distributed to such Partner by the

     Partnership (net of any liability secured by such property that the Partner is considered to assume or take subject to under Code Section 752) and such Partner's share of the Net Losses (and all items thereof) of the Partnership.

          (ii) If the Partnership at any time distributes any of its assets in-kind to any Partner, the Capital Account of each Partner shall be adjusted to account for that Partner's allocable share (as determined under Article 7 below) of the Net Profit or Net Loss that would have been realized by the Partnership had it sold the assets that were distributed at their respective fair market values immediately prior to their distribution.

          (iii) Any adjustments to the tax basis (or Book Value) of Partnership property under Code Sections 732, 734 or 743, will be reflected as adjustments to the Capital Accounts of the Partners, only in the manner and to the extent provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(m).

         (b) An adjusted capital account ("Adjusted Capital Account") shall also be maintained for each Partner, which shall be equal to such Partner's Capital Account balance increased by (i) the Partner's Share of Partnership Minimum Gain and (ii) the Partner's Share of Partner Nonrecourse Debt Minimum Gain.

         (c) For purposes of Section 7.2(i) and (j) only, below, a Partner's Adjusted Capital Account shall be reduced by the net adjustments, allocations and distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) which, as of the end of the Partnership's taxable year are reasonably expected to be made to such Partner, and shall be increased by the sum of (i) any amount which the Partner is required to restore to the Partnership upon liquidation of his or its interest in the Partnership (or which is so treated pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(c)) pursuant to the terms of this Agreement or under state law and (ii) that portion of any indebtedness of the Partnership (other than Partner Nonrecourse Debt) with respect to which the Partner bears the Economic Risk of Loss that such indebtedness would not be repaid out of the Partnership's assets if all of the Partnership's assets were sold at their respective Book Values as of the end of the Fiscal Year or other period and the proceeds from the sales together with any amounts described in clause (i) above were used to pay the Partnership's liabilities.

         (d) As of January 1, 1995, the respective Capital Account balances of the Partners were as follows:

             NEPP                                $8,381,563
             Developer                           $    0
                                                 ----------

         Section 3.2  Capital Contributions.
                      ---------------------

         (a) Upon its admission to the Original Partnership, NEPP agreed to contribute to the Partnership capital in the amount of $9,500,000, all of which was contributed by NEPP. $6,500,000 of such amount constitutes "Senior Capital," $3,000,000 of such amount constitutes "Junior Capital." NEPP subsequently agreed to contribute up to an additional $1,850,000 of Junior Capital to the capital of the Partnership, of which $1,450,840 has been contributed as of the date hereof. NEPP shall contribute the balance of the Junior Capital to the capital of the Partnership at such times as NEPP shall determine in its sole discretion.

         (b) Upon formation of the Original Partnership, Developer contributed or caused to be contributed to the Partnership its interest in the Project, and assigned or caused to be assigned to the Partnership the following:

          - all rights of Developer and its Affiliates in any plans, specifications, working drawings, designs, models and other similar architectural or engineering materials prepared for the Project (or any portion thereof);

          - all rights or benefits of Developer and its Affiliates in and to all prior discussions with governmental bodies, entities and agencies with respect to the Project (or any portion thereof);

          - all agreements for utility services for the Project (or any portion thereof);

          - all right, title and interest of Developer or its Affiliate in and to (i) that certain promissory note from Nielsen Properties Ltd., ("Nielsen") in favor of Developer in the original principal amount of $250,000, (ii) that certain deed of trust from Nielsen to Developer encumbering the Property, and (iii) that certain Ground Lease by and between Nielsen as Landlord and Developer as Tenant, relating to the Property, all dated January 23, 1988 (collectively, the "Nielsen Documents");

          - at the option of NEPP, any additional notes, indebtedness, rights and agreements from Nielsen to Developer;

          - all right, title and interest of Developer and its Affiliates to continue the negotiations, discussions and business arrangements with respect to the Project (or any portion thereof);

          - all representations, warranties, guarantees, covenants, etc., relating to the Project (or any portion thereof) to which Developer is presently or may become entitled; and

          - all other rights, licenses and permits related to the Project (or any portion thereof).

The agreed-upon net fair market value of the interests contributed by Developer is zero.

         Section 3.3 No Further Capital Contributions. The Partners shall not be
                     --------------------------------
required to contribute additional capital or loan any funds to the Partnership, except as expressly provided in this Article 3, Article 5 and Article 6.

         Section 3.4 Capital Contributions - General. Except as specifically
                     -------------------------------
provided herein, no interest shall be paid on any capital contribution to the Partnership by any Partner. Except as specifically provided herein, no Partner may contribute capital to, or withdraw capital from, the Partnership. To the extent any cash which any Partner is entitled to receive pursuant to Article 5 or any other provision of this Agreement would constitute a return of capital, each of the Partners consents to the withdrawal of such capital. Under circumstances requiring a return of any capital, no Partner shall have the right to receive property other than cash.

         Section 3.5 Interests. The respective Interests of the Partners shall
                     ---------
be:

             NEPP                       63%
             Developer                  37%

         The provisions of this Section shall not give a Partner an interest in any amount credited to the Capital Account of any other Partner.

                                   ARTICLE 4

                                     LOANS
                                     -----

[Intentionally omitted.]


                                   ARTICLE 5

                               CASH DISTRIBUTIONS
                               ------------------

         5.1 Definitions. As used in this Agreement, the following terms shall
             -----------
have the meanings set forth below:

         "Senior Invested Capital" means an amount equal to the aggregate amount
          -----------------------
of Senior Capital which NEPP has contributed to the capital of the Partnership pursuant to Section 3.2 hereof decreased (but not below zero) by the aggregate amount of proceeds distributed to NEPP pursuant to clause FIRST of Section 5.3 and clause FIRST of Section 5.4 (to the extent such distributions are in respect of payment of Senior Capital) and clause SECOND of Section 5.4 (other than distributions in respect of the Guaranteed Senior Invested Capital Payment Distribution).

         "Junior Invested Capital" means an amount equal to the aggregate amount
          -----------------------
of Junior Capital which NEPP has contributed to the capital of the Partnership pursuant to Section 3.2 hereof, increased by (i) any additional capital contributions of NEPP (other than Deficit Contributions made pursuant to Section
6.1 and Default Contributions made pursuant to Section 6.2) and (ii) by the amount of any payments under the Ground Lease which the Partnership sets off against payments owed NEPP under the Nielsen Note, and decreased (but not below zero) by the amount of proceeds distributed to NEPP pursuant to clause FOURTH of
Section 5.4.

         "Project Expenses" means all expenditures, expenses and charges
          ----------------
relating to the ownership, operation, construction, development, maintenance, and upkeep of the Project, or any portion thereof, and the operations of the Partnership (excluding Senior Payments and Junior Payments) including, without limitation, the following:

          - all taxes, assessments, ground rents and other similar governmental and quasi-governmental charges levied or imposed on the Project or any portion thereof;

          -    insurance premiums;

          -    maintenance and security expenses;

          -    marketing, advertising and other promotional expenses;

          -    utility costs;

          -    legal, accounting and other professional fees and expenses;

          -    architects, engineers and surveyors' fees;

          - cost of roads and utilities built and installed on the Land, or any portion thereof;

          - other costs associated with the zoning, subdivision and improvement of the Land, or any portion thereof, into building lots, whether incurred on or off the site;

          -    development and management fees;

          - payments of principal, interest and other amounts due or accrued under any loans; and

          - any and all other costs and expenses specified in an Annual Business Plan.

          Depreciation (cost recovery) and amortization or any other non-cash items taken into account in determining Net Profits or Losses shall not be Project Expenses.

         "Operating Revenues" means as to any particular Fiscal Year or portion
          ------------------
thereof, the total cash receipts of the Partnership other than (i) Extraordinary
                                                    ----- ----
Cash Flow and liquidation proceeds subject to Section 5.5, (ii) any properly unapplied advance rentals of the Partnership in connection with the leasing of the Project (which shall be Operating Revenues when applied), and (iii) any unforfeited security deposits of Project tenants.

         "Operating Cash Flow" means as to any particular Fiscal Year or portion
          -------------------
thereof, Operating Revenues less the sum of the following:
                            ----

          -    Project Expenses paid and accrued during such period; and

          - a provision for a reasonable working capital reserve and a reserve for future Project Expenses in an amount reasonably determined by NEPP (the "Working Capital Fund"), and a reasonable reserve for replacement of Partnership assets subject to depreciation ("Reserve for Replacements") in an amount determined by NEPP in its reasonable discretion which Reserve for Replacements shall be released when no longer necessary as determined by NEPP in its reasonable discretion.

         "Capital Transaction" means the sale, exchange, condemnation (or
          -------------------
similar eminent domain taking or disposition in lieu thereof), destruction by casualty, refinancing or disposition of the Project or any portion thereof.

         "Extraordinary Cash Flow" means the cash proceeds (including any
          -----------------------
applicable insurance proceeds) realized by the Partnership as a result of a Capital Transaction plus cash interest payments received on such proceeds, net
                    ----
of any expenses, costs or liabilities incurred by the Partnership in effecting or obtaining any such Capital Transaction or the proceeds thereof (including, without limitation, attorneys' and accountants' fees, court costs, brokerage fees, commissions, recording fees, transfer taxes, and the like), which shall be paid out of such proceeds to the extent available, and decreased by the sum of
                                                       ---------
the following:

          - the amount of such proceeds used, set aside or committed by the Partnership for restoration and repair of the Project;

          - the amount of such proceeds used for the payment of indebtedness of the Partnership then due and payable, including, without limitation, indebtedness of the Partnership to the Partners and their Affiliates; and

          - provision for the Working Capital Fund and the Reserve for Replacements, to the extent not funded from Operating Revenues, in an amount determined by NEPP in its reasonable discretion.

         Section 5.2  Senior Payments and Junior Payments.
                      -----------------------------------

         (a)  Senior Payments.
              ---------------

                (i) Each month for 24 months, beginning on the first day of the first month following the date of the first investment of Senior Capital by NEPP, the Partnership shall make a guaranteed senior return payment ("Guaranteed Senior Return Payment") to NEPP at the rate of 10.5% per annum on the daily balances of the Senior Invested Capital.

               (ii) Each month for 95 months beginning on the first day of the
                    25th month following the date of the first investment of Senior Capital by NEPP, the Partnership shall make in equal installments a guaranteed Senior Invested Capital reduction payment ("Guaranteed Senior Invested Capital Reduction Payment") to NEPP in an amount sufficient to completely repay the Senior Invested Capital, together with a return at the rate of 10.5% per annum, over a 27-year term; provided, however, the remaining Senior Invested Capital shall be paid in full on the first day of the 120th month following the date of the first investment of Senior Capital by NEPP.

              (iii) Guaranteed Senior Return Payments, Guaranteed Senior
                    Invested Capital Reduction Payments and repayment of the Senior Invested Capital shall be made from current or accumulated Operating Cash Flow, Extraordinary Cash Flow, and distributions in liquidation as provided in Sections 5.3, 5.4 and 5.5, respectively, and to the extent that any such payments cannot be made from such sources when due, they shall be funded out of the proceeds of Deficit Contributions and Default Contributions as provided in
                    Article 6. All payments made pursuant to this Section 5.2(a) are sometimes referred to as "Senior Payments."

               (iv) The Guaranteed Senior Return Payments and that portion of the Guaranteed Senior Invested Capital Reduction Payments representing the return on the Senior Invested Capital are sometimes hereinafter collectively referred to as the "Guaranteed

                    Senior Payments". It is intended that the Guaranteed Senior Payments described in this Section 5.2(a) shall constitute guaranteed payments within the meaning of Code Section 707(c), that they shall be deducted as an expense of the Partnership (unless the Partners agree that such expense should be amortized) and shall not directly reduce the Capital Account of NEPP.

         (b) Junior Payments.
             ---------------

                (i) The Partnership shall make a monthly junior priority return payment ("Junior Priority Return Payment") to NEPP at the rate of 10.5% per annum, compounded monthly on the daily balance of the Junior Invested Capital of NEPP. Junior Priority Return Payments shall be made monthly in arrears commencing on the first day of the first month following the initial investment of Junior Capital, and ending on the date on which the Junior Invested Capital of NEPP shall have been reduced to zero. Junior Priority Return Payments shall be made from Operating Cash Flow, Extraordinary Cash Flow and distributions in liquidation as provided in Sections 5.3,
                    5.4 and 5.5, respectively, and to the extent that any such payments cannot be made from such sources when due, they shall be deferred and bear an additional return at the rate of 10.5% per annum, compounded monthly and shall be paid out of the first available Operating Cash Flow or Extraordinary Cash Flow pursuant to clause SECOND of Section 5.3 or clause THIRD of Section 5.4, respectively. The total amount of unpaid Junior Priority Return Payments so deferred together with the additional return thereon described in the preceding sentence is referred to as the "Accrued Junior Priority Return."

               (ii) Once the Accrued Junior Priority Return reaches $1,000,000, the sum of all Junior Priority Return Payments and the return on the Accrued Junior Priority Return shall be paid currently and shall not be deferred further. Any payments required to be paid under this Section 5.2(b)(ii) shall, if necessary, be funded from the unfunded portion of NEPP's Junior Capital; provided, however, that NEPP may elect not to contribute Junior Capital to pay the Junior Priority Return Payments and pay the return on the Accrued Junior Priority Return, in which event the $1,000,000 limit set forth in the preceding sentence shall be increased, and NEPP's obligation to fund Junior Capital shall be decreased, by the amount which NEPP so elects not to fund.

              (iii) All Junior Priority Return Payments and Accrued Junior
                    Priority Return together with any outstanding Junior Invested Capital shall be paid no later than February 1, 2004. All payments made pursuant to this Section 5.2(b) are sometimes hereinafter collectively referred to as "Junior Payments."

               (iv) Junior Payments shall not be considered guaranteed payments within the meaning of Code Section 707(c).

         Section 5.3 Operating Cash Flow. Operating Cash Flow shall be
                     -------------------
determined for each Fiscal Year, or fraction thereof, and shall be distributed by the Partnership in the following order of priority:

          FIRST:  to NEPP in payment of its Senior Payments then payable;
          -----

          SECOND: to NEPP in payment of its Junior Payments then payable;
          ------

          THIRD:  to each Partner in payment of any current and accrued Default
          -----   Preferred Returns;

          FOURTH: to each Partner as a return of its Default Contributions;
          ------

          FIFTH:  to each Partner in payment of any current and accrued Deficit
          -----   Preferred Returns; and

          SIXTH:  to the Partners in accordance with their Interests.
          -----

         Distributions made pursuant to the third through fifth priorities shall be made proportionately to the amount due and owing to each Partner pursuant to each such priority if there is insufficient Operating Cash Flow to pay all sums due under such priority.

         Distributions of Operating Cash Flow shall be made monthly on a cash basis within 30 days after the last day of each month. Following the end of each Fiscal Year, and at any time or from time to time during any Fiscal Year if requested by either Partner (and after determination of the actual amount of Operating Cash Flow for such Fiscal Year, or the portion thereof which then shall have elapsed, as applicable), the above provisional distributions of Operating Cash Flow to the Partners with respect to such Fiscal Year or portion thereof shall be recomputed on the basis of the actual amount of Operating Cash Flow, on a cash basis. If the above provisional distributions with respect to such Fiscal Year or portion thereof are greater than the distributions thus recomputed for such Fiscal Year or portion thereof, then the Partners shall recontribute to the Partnership in reverse order of the priorities set forth above the amounts received by the Partners for such Fiscal Year or portion thereof until all distributions of Operating Cash Flow for such Fiscal Year or portion thereof shall be in conformance with this Section 5.3.

         Furthermore, if an Operating Deficit is projected to exist for all or a portion of the then Fiscal Year, and distributions of Operating Cash Flow theretofore have been made with respect to such Fiscal Year, then the Partners shall recontribute to the Partnership such distributions in reverse order of the priorities set forth in this Section 5.3, until there has been recontributed to the Partnership that aggregate amount which is equal to the lesser of the total of such distributions previously made with respect to such Fiscal Year, or the amount of such projected Operating Deficit for such Fiscal Year. Any amounts so recontributed shall be characterized in the same manner as they were originally distributed so that, following such recontribution, subsequent distributions to the Partners pursuant to any clause of this Section shall be made in the same manner as if the original distributions were never made (except that, any distributions in respect of the Accrued Junior Priority Return made to NEPP which are entitled to earn interest, shall not earn such interest during the period from the date of distribution of such amount to NEPP through the date of its recontribution by NEPP pursuant to this sentence). For example, to the extent NEPP is required to recontribute distributions made pursuant to clause

FIRST of this Section, the amount of NEPP's Senior Payments represented by such distributions shall be deemed not to have been made for purpose of calculating the Senior Payments payable to NEPP.

         Any amounts previously set aside in the Working Capital Fund or the Reserve for Replacements, to the extent funded from Operating Revenues, shall be additions to Operating Cash Flow when and to the extent NEPP no longer regards such reserves as reasonably necessary to the efficient conduct of the affairs of the Partnership.

         Section 5.4 Extraordinary Cash Flow. Extraordinary Cash Flow shall be
                     -----------------------
distributed by the Partnership in the following order of priority:

          FIRST:   to NEPP in payment of its Senior Payments then payable;
          -----

          SECOND:  to NEPP as a return of its Senior Invested Capital, along
          ------ with the applicable Guaranteed Senior Invested Capital Payment Distribution payable pursuant to Section 5.6;

          THIRD:   to NEPP in payment of its Junior Payments then payable;
          -----

          FOURTH:  to NEPP as a return of its Junior Invested Capital;
          ------

          FIFTH:   to each Partner in payment on any current and accrued Default
          -----    Preferred Returns;

          SIXTH:   to each Partner as a return of its Default Contributions;
          -----

          SEVENTH: to each Partner in payment of any current and accrued Deficit ------- Preferred Returns;

          EIGHTH:  to each Partner as a return of its Deficit Contributions; and
          ------

          NINTH:   to the Partners in accordance with their Interests.
          -----

         Distributions made pursuant to the first through ninth priorities shall be made proportionately to the amount due and owing to each Partner pursuant to each such priority if there is insufficient Extraordinary Cash Flow to pay all sums due under such priority.

         Section 5.5 Distributions in Liquidation. Notwithstanding the
                     ----------------------------
provisions of Sections 5.3 and 5.4, distributions in connection with the liquidation and winding up of the Partnership (including distributions of Operating Cash Flow and Extraordinary Cash Flow) pursuant to and in accordance with Article 13 shall be made in the following order of priority, after payment of the reasonable expenses incurred in dissolution and termination and of any additional expenses of the type deductible in computing Operating Cash Flow or Extraordinary Cash Flow:

       FIRST:  in accordance with the first through fourth priorities of
       ----- Section 5.4, but not in excess of an amount that would reduce NEPP's Capital Account to less than zero.

       SECOND: to the Partners in proportion to the positive balance in each ------ such Partner's Capital Account (after Capital Accounts have been adjusted for the allocation of Net Profit and Net Loss, and items thereof, for the Fiscal Year in which such liquidation occurs).

         Section 5.6 Guaranteed Senior Invested Capital Payment Distribution. If
                     -------------------------------------------------------
any portion of the unpaid Senior Invested Capital (except the Senior Invested Capital portion of the Guaranteed Senior Invested Capital Reduction Payments) is paid prior to the 120th month following the date of the first investment of Senior Capital by NEPP (the "Repayment Date"), for any reason, the Partnership shall distribute to NEPP an amount (the "Guaranteed Senior Invested Capital Payment Distribution") equal to:

         1. the present value, computed on a monthly basis as of the date of payment of such Senior Invested Capital, at the rate then charged by New England Mutual Life Insurance Company or other similar lenders on loans having a term similar to the period from the date of payment of such Senior Invested Capital to the Repayment Date, of:

          a. the sum of an amount equal to the Senior Payments from the date of payment of such Senior Invested Capital to, but not including, the Repayment Date, times a factor equal to the amount of Senior

               Invested Capital so paid, divided by the amount of Senior Invested Capital then outstanding (the "Payment Factor");

                     plus
                     ----

          b. the amount of Senior Payments due on the Repayment Date pursuant to Section 5.2(a) (assuming all Senior Payments due prior to the Repayment Date were made when due), times the Payment Factor;

                     less
                     ----

         2. the amount of Senior Invested Capital so paid.

If the foregoing is determined to be unenforceable in whole or in part, NEPP may, at its option, pursue any other legal or equitable right or remedy now or hereafter available to NEPP.

         Section 5.7 In-Kind Distribution. Assets of the Partnership (other than
                     --------------------
cash) shall not be distributed in kind to the Partners without the prior approval of both Partners. If any assets of the Partnership are distributed to the Partners in kind, such assets shall be valued on the basis of the fair market value thereof on the date of distribution, and any Partner entitled to any interest in such assets shall receive such interest as a tenant-in-common with all other Partners so entitled. The fair market value of such assets shall be determined by an independent appraiser selected by NEPP and Developer.


                                   ARTICLE 6

                               OPERATING DEFICITS
                               ------------------

         Section 6.1 Operating Deficits. If, at any time, Project Expenses (plus
                     ------------------
the amount of any Senior Payments and Junior Payments then due) exceed Operating Revenues, Extraordinary Cash Flow and other funds available to the Partnership, including the uncontributed balance of Junior Capital (an "Operating Deficit"), then funds shall be withdrawn from the Working Capital Fund as required and if available. If Operating Deficits cannot be so funded, or if it reasonably appears that the Partnership will be unable to meet in a timely manner any of its obligations as they mature, then NEPP shall notify Developer, which notice shall explain the need for such funds, and shall include a reasonably detailed breakdown of the expenses that caused the need and a statement of the amount needed and the bank account into which the needed funds are to be deposited.

         Within 10 business days after such notice is given, each Partner shall contribute to the Partnership its proportionate share (as to each Partner, a "Deficit Contribution") of the amount needed. The Partners' proportionate shares shall be determined by reference to their respective Interests at the end of the month in which the contribution is to be made.

         All Deficit Contributions shall be deposited into an escrow account with such bank as is selected by NEPP, with the funds in such escrow account to be disbursed to the Partnership only after all Partners have deposited their respective Deficit Contributions into such escrow account.

         Each Partner shall be entitled to a "Deficit Preferred Return" equal to a cumulative return, calculated at the Deficit Equity Rate and compounded monthly, on the daily balance of its Deficit Contributions.

         Section 6.2 Default Contributions. If a Partner fails to make its
                     ---------------------
Deficit Contribution within the time specified in Section 6.1 (such Partner hereafter being called a "Non-Contributing Partner") and the other Partner has deposited the amount of its required Deficit Contribution in escrow (a "Contributing Partner"), the Contributing Partner shall have the right to release its Deficit Contribution from escrow and contribute it, together with the amount of the Deficit Contribution which the Non-Contributing Partner failed to make, to the Partnership, in which case the Interests of the Partners shall be adjusted as provided in Section 6.3. The amount so contributed by the Contributing Partner (a "Default Contribution") shall not be considered a Deficit Contribution. Each Partner shall be entitled to a "Default Preferred Return" equal to a cumulative return, calculated at 10.5% per annum and compounded monthly, on the daily balance of its Default Contributions.

         If the Contributing Partner does not elect to have its Deficit Contribution removed from escrow and contributed to the Partnership within 15 days after the deadline for making Deficit Contributions, the Contributing Partner shall withdraw its Deficit Contribution from escrow (with respect to that particular notice and call for such a contribution).

         Section 6.3 Adjustment of Interests. If the Contributing Partner shall
                     -----------------------
have made a Default Contribution in accordance with Section 6.2, the Interest of each Partner shall thereupon be recalculated as of the effective date of the contribution, with the Interest of the Non-Contributing Partner being decreased and the Interest of the Contributing Partner being increased by an amount (stated as a percentage) equal to the amount of the Deficit Contribution the Non-Contributing Partner failed to make divided by $2,500,000 (the "Adjustment Percentage").

         For example, if (i) there were an Operating Deficit of $625,000, requiring a Deficit Contribution by NEPP of $393,750 (63% pro rata share) and by Developer of $231,250 (37% pro rata share), (ii) NEPP made its Deficit Contribution and Developer failed so to do, and (iii) NEPP withdrew its Deficit Contribution from escrow and made a Default Contribution of $625,000, the Adjustment Percentage would be 9.25%, i.e.,

                                    $ 231,250
                                   -------------   = 9.25%
                                    $2,500,000

Thus, if immediately before such contribution the Interest of NEPP were 63% and the Interest of Developer were 37%, then the Interest of Developer as the Non-Contributing Partner immediately after giving effect to the above would be 27.75% and that of NEPP as the Contributing Partner would be 72.25%.

         Section 6.4 Effect of Adjustment on Cash and Tax Allocations. If the
                     ------------------------------------------------
Interest of a Partner is adjusted during a Fiscal Year pursuant to Section 6.3, the Partnership's books shall be closed as of the date immediately preceding the effective date of the contribution described in such section. For the period ended on such date, Operating Cash Flow and Net Profits and Losses shall be distributed and allocated pursuant to the provisions of Sections 5.3 and 7.2(b)(i), respectively, according to the Interests in effect prior to such date, and Operating Cash Flow and Net Profits and Losses for the balance of such Fiscal Year shall be distributed and allocated pursuant to the provisions of Sections 5.3 and 7.2(b)(i), respectively, according to the Interests of such Partners, as so adjusted. Extraordinary Cash Flow and Net Profits or Losses arising from a Capital Transaction shall be distributed and allocated pursuant to the provisions of Sections 5.4 and 7.2(b)(ii), respectively, according to the Interests of the Partners in effect as of the date of the Capital Transaction in question.

         Section 6.5 No Increase of Percentage Interest. Except as otherwise
                     ----------------------------------
provided in this Article 6, no amounts contributed or loaned by any Partner to the Partnership shall increase such Partner's Interest.


                                   ARTICLE 7

                                TAX ALLOCATIONS
                                ---------------

         Section 7.1 Definition of Net Profit and Net Loss. (a) "Net Profit" and
                     -------------------------------------
"Net Loss" shall mean, for each Fiscal Year or other period, an amount equal to the Partnership's taxable income or loss for such Fiscal Year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

          (i) any income of the Partnership that is exempt from federal income tax or not otherwise taken into account in computing Net Profit or Net Loss pursuant to this Section 7.1 shall be added to such taxable income or loss;

          (ii) any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures under Code Section 704(b) and not otherwise taken into account in computing Net Profit or Net Loss pursuant to this Section 7.1, shall be subtracted from such taxable income or loss;

          (iii) gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of such property rather than its adjusted tax basis;

          (iv) in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing taxable income or loss, there shall be taken into account depreciation on the assets' respective Book Values for such Fiscal Year or other period determined in accordance with Treasury Regulations under Code Section 704(b); and

          (v) the amount of any Gross Income allocated to the Partners pursuant to Section 7.2(a) and Sections 7.2(e), (f) and (i), below, and pursuant to Section 7.2(k), below, to the extent such allocation of Gross Income under Section 7.2(k) is a reversal of an allocation pursuant to Section 7.2(j), below, shall not be included as income or revenue.

         (b) Definition of Net Profits or Net Losses From Capital Transactions.
             -----------------------------------------------------------------
"Net Profits or Net Losses from Capital Transactions" shall mean for each Fiscal Year or other period, the Net Profit or Net Loss for such Fiscal Year or other period calculated solely by reference to gains and losses from Capital Transactions.

         (c) Definition of Net Profits or Net Losses From Operations. "Net
             -------------------------------------------------------
Profits or Net Losses from Operations" shall mean for each Fiscal Year or other period, the Net Profit or Net Loss for such Fiscal Year or other period calculated without regard to Net Profits and Net Losses from Capital Transactions.

         (d) Definition of Gross Income. "Gross Income" shall mean, for each
             --------------------------
Fiscal Year or other period, an amount equal to the Partnership's gross income as determined for federal income tax purposes for such Fiscal Year or period but computed with the adjustments specified in Section 7.1(a)(i) and (iii), above.

         (e) Definition of Gross Income from Operations. "Gross Income from
             ------------------------------------------
Operations" shall mean for each Fiscal Year or other period, the Gross Income for such year calculated without regard to Gross Income attributable to Capital Transactions.

         Section 7.2 Allocation of Net Profit, Gross Income and Net Loss. The
                     ---------------------------------------------------
Partners hereby agree that, effective as of August 1, 1995, the Net Profit, Gross Income and Net Loss of the Partnership shall be allocated among them in accordance with this Section 7.2.

         (a) Gross Income from Operations. Except as otherwise provided in this
             ----------------------------
Article 7, Gross Income from Operations, if any, of the Partnership (and each item thereof) for each Fiscal Year or other period, in an amount equal to the total amount distributed to Developer pursuant to Section 5.3 with respect to such Fiscal Year or other period, shall be allocated to Developer if and to the extent that such distribution creates or increases a deficit in the Developer's Capital Account.

         (b) Net Profits From Operations and Capital Transactions. Except as
             ----------------------------------------------------
otherwise provided in this Article 7, Net Profit, if any, of the Partnership (and each item thereof) for each Fiscal

Year or other period shall be allocated among the Partners as follows:

          (i) All Net Profit from Operations of the Partnership shall be allocated to NEPP.

          (ii) Net Profit from Capital Transactions shall:

               (x) first be allocated to the Partners in proportion to the negative balances, if any, in their Adjusted Capital Accounts (after adjusting such Adjusted Capital Accounts for allocations of any Gross Income, Net Loss or Net Profit from Operations of the Partnership for the Fiscal Year or other period) until such negative balances are increased to zero, and

               (y) thereafter, be allocated to the Partners in such proportions and in such amounts as would result in the Adjusted Capital Account balance of each Partner equaling, as nearly as possible, such Partner's share of the then Partnership Capital determined by calculating the amount the Partner would receive if an amount equal to the Partnership Capital were distributed to the Partners in accordance with the provisions of Section 5.4 hereof, other than clause FIRST thereof.

            (c) Net Losses From Operations and Capital Transactions. Except as
                ---------------------------------------------------
otherwise provided in this Article 7, Net Loss, if any, of the Partnership (and each item thereof) for each Fiscal Year or other period shall be allocated as follows:

          (i) All Net Loss from Operations of the Partnership shall be allocated to NEPP.

          (ii) Net Loss from Capital Transactions shall:

                    (x) first be allocated to those Partners with positive
               balances in their Adjusted Capital Accounts in amounts equal to their respective Adjusted Capital Account balances; provided, however, that if the amount of Net Loss to be allocated is less than the sum of the Adjusted Capital Account balances of all Partners having positive Adjusted Capital Account balances, then the Net Loss shall be allocated to the Partners in such proportions and in such amounts as would result in the Adjusted Capital Account balance of each Partner equaling, as nearly as possible, such Partner's share of the then Partnership Capital determined by calculating the amount the Partner would receive if an amount equal to the Partnership Capital were distributed to the Partners in accordance with the provisions of Section 5.4 hereof, other than clause FIRST thereof; and

                    (y) thereafter, one hundred percent (100%) to NEPP.

         (d) Liquidation. Subject to the provisions of Sections 7.2(e) through
             -----------
(j), Net Profit and Net Loss incurred in the Fiscal Year in which the Partnership is liquidated shall be allocated in accordance with the provisions of Sections 7.2(b)(ii) and 7.2(c)(ii) without regard to whether such Net Profit and Net Loss arises from a Capital Transaction, and Sections 7.2(a), 7.2(b)(i) and 7.2(c)(i) shall not apply.

         (e) Minimum Gain Chargeback. Notwithstanding any other provision of
             -----------------------
this Agreement to the contrary, if in any Fiscal Year or other period there is a net decrease in the amount of Partnership Minimum Gain, then each Partner shall first be allocated items of Gross Income for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain determined as set forth in the definition of Partnership Minimum Gain; provided, however, that no such allocation of Gross Income to a Partner shall occur in the following circumstances:

               (i) If the net decrease in Partnership Minimum Gain is caused by a modification of a Nonrecourse Liability and the Partner bears the Economic Risk of Loss with respect to such modified liability;

               (ii) If the net decrease in Partnership Minimum Gain is attributable to a repayment of a Nonrecourse Liability with amounts contributed to the capital of the Partnership by the Partner; and

               (iii) If the allocation of Gross Income would cause a "distortion in the economic arrangement among the Partners" and the Partnership receives a waiver of the requirement that Gross Income be so allocated from the Commissioner of the

          Internal Revenue Service pursuant to Treasury Regulation Section 1.704-2(f)(4).

                  (f) Minimum Gain Chargeback for Partner Nonrecourse Debt.
                      ----------------------------------------------------
Notwithstanding any other provision of this Agreement to the contrary other than
Section 7.2(e), above, if in any year there is a net decrease in the amount of Partner Nonrecourse Debt Minimum Gain, then each Partner shall first be allocated items of Gross Income for such year (and, if necessary, subsequent years) in an amount equal to such Partner's net decrease in Partner Nonrecourse Debt Minimum Gain with respect to liabilities for which the Partner bears the Economic Risk of Loss; provided, however, that no such allocation of Gross Income to a Partner shall occur in the following circumstances:

               (i) If the net decrease in Partner Nonrecourse Debt Minimum Gain is caused by a modification of a Partner Nonrecourse Debt and the Partner bears the Economic Risk of Loss with respect to such modified liability;

               (ii) If the net decrease in Partner Nonrecourse Debt Minimum Gain is attributable to a repayment of a Partner Nonrecourse Debt with amounts contributed to the capital of the Partnership by the Partner;

               (iii) In any circumstance described in clause (iii) of Section 7.2(e) hereof; and

               (iv) If the net decrease in Partner Nonrecourse Debt Minimum Gain is caused by a modification of a Partner Nonrecourse Debt that causes it to become a Nonrecourse Liability.

         (g) Nonrecourse Deductions. All Nonrecourse Deductions of the
             ----------------------
Partnership for any Fiscal Year or other period shall be allocated among the Partners in the same manner and proportions as are Net Losses from Operations of the Partnership.

         (h) Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions
             ------------------------------
shall be allocated to the Partner who bears the Economic Risk of Loss with respect to the Partner Nonrecourse Debt.

         (i) Qualified Income Offset. Notwithstanding any of the provisions
             -----------------------
above (except Sections 7.2(e) and (f) which shall be applied first), if in any Fiscal Year or other period a Partner receives an adjustment, allocation or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), Gross Income (and items thereof) shall first be allocated to Partners with negative Adjusted Capital Account balances (adjusted in accordance with Section 3.1(c) hereof), in proportion to such negative balances, until such balances are increased to zero.

         (j) Limit on Loss Allocations. Notwithstanding the provisions of
             -------------------------
Section 7.2(c), Net Loss (or items thereof) shall not be allocated to a Partner if such allocation would cause or increase a negative balance in such Partner's Adjusted Capital Account (adjusted in accordance with Section 3.1(c) hereof) and shall be reallocated to the other Partner or Partners, subject to the limitations of this Section 7.2(j).

         (k) Reversal of Mandatory Allocations. In the event that any Net Profit
             ---------------------------------
or Net Loss, or items thereof, of the Partnership are allocated pursuant to Sections 7.2(i) or (j), subsequent Net Profit or Net Loss (or items thereof) will first be allocated (subject to Sections 7.2(e) through (j)) to the Partners in a manner which will result in each Partner having a Capital Account balance equal to that which would have resulted had the original allocation of Net Profit or Loss or items thereof pursuant to Sections 7.2(i) and (j) not occurred.

         (l) Priority. For purposes of the allocations pursuant to this Article
             --------
7 and except as otherwise provided, Sections 7.2(a) (Gross Income from Operations) shall apply first, then Sections 7.2(b)(i) and 7.2(c)(i) (Net Profit or Loss from Operations), and thereafter Sections 7.2(b)(ii) and 7.2(c)(ii) (Net Profit or Loss from Capital Transactions). The allocation of Net Profit and Net Loss from Capital Transactions shall be made before adjusting Capital Account balances to reflect the distribution of proceeds from such Capital Transactions.

         (m) Compliance with Code. The foregoing provisions of this Agreement
             --------------------
relating to the allocation of Net Profit and Net Loss are intended to comply with Treasury Regulations under Section 704(b) of the Code and shall be interpreted and applied in a manner consistent with such regulations.

         Section 7.3 Tax Allocations; Code Section 704(c). In accordance with
                     ------------------------------------
Code Sections 704(b) and 704(c) and the Treasury Regulations thereunder, depreciation, amortization, gain and loss, as determined for tax purposes, with respect to any property whose Book Value differs from its adjusted basis for federal income tax purposes shall, for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its Book Value.

         Any elections or other decisions relating to such allocations shall be made by the Partners in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 7.3 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Net Profit, Net Loss, other items, or distributions pursuant to any provision of this Agreement.

         Section 7.4 Allocations Upon Transfer or Change of Interests. Upon a
                     ------------------------------------------------
transfer of all or a portion of a Partner's Interest, Gross Income, Net Profits and Net Losses shall be allocated among the Partners in accordance with the provisions of Section 11.5.


                                   ARTICLE 8

                             ACCOUNTING AND RECORDS
                             ----------------------

         Section 8.1 Books and Records. NEPP shall keep or cause to be kept, at
                     -----------------
Partnership expense, at the Partnership's principal office, separate books of account for the Partnership which shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the operation of the Partnership business in accordance with generally accepted accounting principles consistently applied and sufficient to obtain an unqualified opinion from the Accountants as to the Partnership's financial position and results of operations. The Partnership shall use the accrual method of accounting in preparation of its annual reports and for tax purposes and shall keep its books accordingly. The expenses chargeable to the Partnership shall include only those which are reasonable and necessary for the ordinary and efficient operation of the Partnership business and the performance of the obligations of the Partnership under any leases or other agreements relating to the Project or the business of the Partnership.

         Each Partner shall, at its sole expense, have the right, at any time without notice to the other, to examine, copy and audit the Partnership's books and records during normal business hours.

         All books, records (including bills and invoices), reports and returns of the Partnership required by this Article 8 shall be maintained in a manner and form consistent with NEPP's methods and procedures of reporting investment transactions.

         Section 8.2 Reports. With respect to each Fiscal Year of the
                     -------
Partnership, NEPP shall cause a general accounting to be made by the Accountants at the expense of the Partnership. The accounting shall be performed in accordance with generally accepted auditing standards, and shall cover all of the assets, properties, liabilities and net worth of the Partnership as well as its dealings, transactions and operations during such Fiscal Year, together with all other matters customarily included in such accountings.

         Within 90 days after the end of each Fiscal Year, NEPP shall cause to be furnished to Developer financial statements for the Partnership, prepared on an accrual basis and otherwise in accordance with generally accepted accounting principles consistently applied, which shall contain a balance sheet as of the end of the Fiscal Year, statements of profit and loss, and Operating Cash Flow, changes in the Capital Accounts and a statement of changes in financial position for the Fiscal Year then ended. Such financial statements shall disclose and/or footnote, in sufficient detail, all items of taxable income, gain, loss, or accounts which vary from the reporting of such items for financial accounting purposes. Any exceptions to the financial statements rendered must be made by a Partner within one year from its receipt and, if no exception is made within that time, the statements shall be considered to be correct.

         Within 30 days after the receipt of any periodic report from a property manager for the Project, NEPP shall furnish a copy of such report to the Developer. Within 30 days of NEPP's approval of any Annual Management Plan, NEPP shall furnish a copy of such Plan to the Developer. Notwithstanding the foregoing, so long as the property manager is the Property Manager, NEPP shall not be required to furnish the Developer with any such reports or Plans.

         Section 8.3 Tax Returns. At Partnership expense, NEPP shall cause the
                     -----------
Accountants to prepare all income and other tax returns of the Partnership (on an accrual basis) and cause the same to be filed in a timely manner. NEPP shall furnish to Developer a copy of each such return before it has been filed, together with any schedules or other information which each Partner may require in connection with such Partners' own tax affairs. Each of the Partners shall, in its respective income tax return and other statements filed with the Internal Revenue Service or other taxing authority, report taxable income in accordance with the provisions of this Agreement.

         Section 8.4 Depreciation. The Partnership shall, to the extent
                     ------------
permitted by the Code, utilize the Accelerated Cost Recovery System (as defined in the Code) on a straight-line basis.

         Section 8.5 Special Basis Adjustment. In connection with any assignment
                     ------------------------
or transfer of an Interest permitted by the terms of this Agreement, NEPP shall cause the Partnership, at the written request of the transferor, the transferee or the successor to such Interest, on behalf of the Partnership and at the time and in the manner provided in Treasury Regulation Section 1.754-1(b) (or any like statute or regulation then in effect), to make an election to adjust the basis of the Partnership's property in the manner provided in Sections 734(b) and 743(b) of the Code (or any like statute or regulation then in effect), and such transferee shall pay all costs incurred by the Partnership in connection therewith, including, without limitation, reasonable attorneys' and accountants' fees.

         Section 8.6 Tax Matters Partner. NEPP shall be the party designated to
                     -------------------
receive all notices from the Internal Revenue Service ("IRS") which pertain to the tax affairs of the Partnership and NEPP shall be entitled to require that any IRS examinations or audits shall take place at the offices of NEPP. NEPP shall be the "Tax Matters Partner" of the Partnership pursuant to the Code, provided that, in such capacity, NEPP shall have no authority to enter into any settlement of any Partnership tax matter if such settlement would have a material adverse effect on Developer, unless Developer shall have previously approved such settlement, which approval may not be unreasonably withheld.

         Section 8.7 Fiscal Year. The Fiscal Year of the Partnership shall be
                     -----------
the calendar year, unless otherwise determined by NEPP. As used in this Agreement, a fiscal year shall include any partial fiscal year at the beginning and end of the Partnership term.

         Section 8.8 Bank Accounts. NEPP shall have fiduciary responsibility for
                     -------------
the safekeeping and use of all funds and assets of the Partnership, whether or not in its immediate possession or control. The funds of the Partnership shall not be commingled with the funds of any other person and NEPP shall not employ, or permit any other person to employ, such funds in any manner except for the benefit of the Partnership.

         The bank accounts of the Partnership shall be maintained in such banking institutions as are determined by NEPP and withdrawals shall be made only in the regular course of Partnership business and as otherwise authorized in this Agreement on such signature or signatures as NEPP may determine.


                                   ARTICLE 9

                           MANAGEMENT AND OPERATIONS
                           -------------------------

         Section 9.1 Management. NEPP acting alone, and without the consent or
                     ----------
approval of Developer, shall have the sole authority to manage the business and operations of the Partnership. Without limiting in any way the foregoing, NEPP acting alone, shall have the sole authority to make all decisions respecting the conduct of the Partnership and its business, without the consent or approval of Developer, including without limitation, the following:

          - acquiring, by purchase, lease, or otherwise, any real property in addition to the Land, or constructing any new capital improvements on the Land or replacing an existing capital improvement following completion of construction thereof;

          - giving or granting any options, rights of first refusal, deeds of trust, mortgages, pledges, ground leases, security interests or otherwise encumbering the Project or any portion thereof;

          - consummating leases in the Project or any portion thereof, on such terms as NEPP may approve;

          - obtaining, increasing, modifying, consolidating or extending any loan, line of credit or other obligation, whether secured or unsecured, affecting the Project or the Partnership or making draws under any such loan, line of credit or other obligation;

          - consenting to any rezoning or subdivision of the Land or any other material change in the legal status thereof;

          - selling, conveying or refinancing the Project or any portion thereof;

          - causing or permitting the Partnership to extend credit to or to make any loans or become a surety, guarantor, endorser or accommodation endorser for any person, firm or corporation or entering into any contracts with respect to the operation or management of the business of the Partnership or the Project (or any portion thereof);

          - initiating, defending, adjusting, settling or compromising any claim, action, suit or judgment by or against the Partnership;

          - releasing, compromising, assigning or transferring any claims, rights or benefits of the Partnership;

          - confessing a judgment against the Partnership or submitting a Partnership claim to arbitration;

          - distributing any cash or property of the Partnership, or establishing any reserve, other than as provided in this Agreement;

          - filing on behalf of the Partnership any Federal or state income tax or information returns, or changing the elections or choices of methods of reporting income or loss for Federal or state income tax purposes provided for in Article 8;

          - spending money or entering into any contract or agreement (or series thereof) of any nature whatsoever with respect to the Partnership or the Project (or any portion thereof);

          -    assigning the rights of the Partnership in any of its property;

          -    selecting attorneys or Accountants for the Partnership;

          -    advertising or marketing the Project;

          - granting easements or other property rights by documents that are frequently recorded, except easements for utilities serving the Project exclusively;

          - giving any approval under any management, construction or other contract to which the Partnership is a party;

          - approving or changing or amending the plans or specifications or budget for any building or structure being constructed by the Partnership; or

          - entering into any amendment, modification, revision, supplement or rescission with respect to any of the foregoing.

         NEPP shall devote itself to the business of the Partnership to the extent it reasonably determines necessary for the efficient carrying on thereof, without compensation therefor except as specifically provided in this Agreement; provided, however, that all of the Partners agree and acknowledge that (a) NEPP shall not be required, nor is it expected, to devote itself to the business of the Partnership on a full-time basis, and (b) the Project shall be managed and maintained by the Property Manager pursuant to the Management Agreement (or by another person who may serve as property manager, in the event the Property Management Agreement is terminated), and NEPP may rely on the Property Manager (or such other property manager) to manage and maintain the Project in a prudent and reasonable manner and shall have no liability to the Partnership or the Partners with respect to any matter delegated to the Property Manager (or such other property manager) which is of the type customarily performed by property managers. NEPP shall be permitted to delegate to a third party such other of its duties and obligations under this Agreement as it may determine in its reasonable discretion.

         With respect to all of its obligations, powers, and responsibilities under this Agreement, NEPP is authorized, in the name and on behalf of the Partnership, to execute, deliver, and perform the terms, covenants and obligations of, such notes and other evidences of indebtedness, contracts, agreements, assignments, deeds, leases, loan agreements, mortgages, and other security instruments and agreements as it deems proper, all on such terms and conditions as it deems proper.

         Section 9.2 Standard of Care. NEPP shall use reasonable good faith
                     ----------------
efforts to perform its duties under this Agreement, including, without limitation, employing necessary personnel, on and off-site, in connection with the business of the Partnership, and shall at all times act in a fiduciary manner towards the Partnership and Developer.

         Section 9.3 Insurance. NEPP shall procure and maintain, or cause to be
                     ---------
procured and maintained, at the expense of the Partnership, insurance sufficient to enable the Partnership to comply with applicable laws, regulations and requirements, including without limitation, obligations imposed on the Project by the any documents relating to any loans, and any and all other agreements and instruments by which the Project is bound, such additional insurance as may be customary for projects of a similar type in the geographic area in which the Project is located, and such additional insurance as NEPP reasonably determines to be appropriate for the Project.


                                   ARTICLE 10

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         Section 10.1 Developer. As of the date hereof each of the statements in
                      ---------
this Section 10.1 shall be a true, accurate and full disclosure of all facts relevant to the matters contained therein, and such warranties and representations shall survive the execution of this Agreement. As of the date hereof, Developer hereby represents and warrants that:

          - Developer is a duly organized and validly existing California general partnership and has the requisite power and authority to enter into and carry out the terms of this Agreement.

          - All partnership action required to be taken by Developer to consummate this Agreement has been taken by Developer (and its partners) and no further approval of any board, court, or other body is necessary in order to permit Developer to consummate this Agreement.

          - To the best of its knowledge, neither the execution and delivery of this Agreement, nor the performance of or the compliance with, this Agreement has resulted (or will result) in any violation of, or will be in conflict with, or invalidate, cancel, or make inoperative, or interfere with, or constitute a default under, or result in the creation of any lien, encumbrance or any other charge upon the Project pursuant to any charter, bylaw, partnership agreement, trust agreement, mortgage, deed of trust, indenture, contract, agreement, permit, judgment, decree, or order to which Developer is a party or by which the Project (or any portion thereof) is bound, and there is no default and no event or omission has occurred which, but for the passing of time or the giving of notice, or both, would constitute a default on the part of Developer under this Agreement.

          - To the best of its knowledge, there is no action, proceeding or investigation, pending or threatened (nor any basis therefor) which questions, directly or indirectly, the validity or enforceability of this Agreement as to Developer or which would materially and adversely affect the Project.

          - To the best of its knowledge, the Project complies in all material respects with all applicable laws, rules, ordinances, regulations and orders of governmental authorities having jurisdiction. Without limiting the generality of the foregoing, to the best of Developer's knowledge, which is based solely on a report dated May, 1995, prepared by E2C, Inc., no release of oil or petroleum or chemical liquids or solids, liquid or gaseous products or hazardous waste has occurred on the Land.

          - Developer has received no notice of any lien having arisen against the Project or existing under Federal or state tax or other laws, other than liens for current real property taxes and assessments.

          - Except as previously disclosed in writing to NEPP, at the date hereof, there are no outstanding contracts made by Developer nor has there been any other labor or materials supplied at Developer's request for any improvements heretofore commenced or constructed on the Land (or any portion thereof) which have not been fully paid for, except as previously disclosed in writing to NEPP.

          - To the best of Developer's knowledge, no representation, warranty or covenant of Developer in this Agreement (except for the first two representations of this

               Section 10.1, which shall not be limited to Developer's best knowledge, but shall be absolute), or in any document or certificate furnished or to be furnished to NEPP pursuant hereto contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading. All such representations, warranties or statements of Developer are based, to the best of Developer's knowledge, upon current, accurate and complete information as of the time of their making, and there have been, to the best of Developer's knowledge, no changes in such information subsequent thereto.

         Section 10.2 NEPP. As of the date hereof each of the statements in this
                      ----
Section 10.2 shall be a true, accurate and full disclosure of all facts relevant to the matter contained therein, and such warranties and representations shall survive the execution of this Agreement. As of the date hereof, NEPP hereby represents and warrants that:

          - NEPP is a duly organized limited partnership validly existing under the laws of the Commonwealth of Massachusetts and has the requisite power and authority to enter into and carry out the terms of this Agreement;

          - All partnership action required to be taken by NEPP to consummate this Agreement has been taken and that no further approval of any board, court, or other body is necessary in order to permit NEPP to consummate this Agreement.

          - To the best of its knowledge, neither the execution and delivery of this Agreement nor the performance of nor the compliance with this Agreement, has resulted (or will result in) any violation of, or will be in conflict with, or invalidate, cancel, or make inoperative, or interfere with, or constitute a default under, or result in the creation of any lien, encumbrance or any other charge upon the Project pursuant to any charter, bylaw, venture agreement, partnership agreement, trust agreement, mortgage, deed of trust, indenture, contract, agreement, permit, judgment, decree, or order, to which NEPP is a party and there is no default and no event or omission has occurred which, but for the passing of time or the giving of notice, or both, would constitute a default on the part of NEPP under this Agreement.

          - To the best of NEPP's knowledge, there is no action, proceeding or investigation, pending or threatened (nor any basis therefor), which questions, directly or indirectly, the validity or enforceability of this Agreement as to NEPP.

          - To the best of NEPP's knowledge, no representation, warranty or covenant of NEPP in this Agreement (except for the first two representations of this Section 10.2, which shall not be limited to NEPP's knowledge, but shall be absolute), or in any document or certificate furnished or to be furnished to Developer pursuant hereto contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading. All such representations, warranties or statements of NEPP are based, to the best of NEPP's knowledge, upon current, accurate and complete information as of the time of their making, and there have been, to the best of NEPP's knowledge, no changes in such information subsequent thereto.

         Section 10.3 Brokers. Each party represents to the other that they have
                      -------
not retained or been approached by any broker, finder, agent or the like in connection with this transaction or the negotiations thereof. Each party shall indemnify and hold the other party hereto harmless from and against all loss, liabilities, claims, damages and expenses, including court costs and reasonable attorneys' fees, arising out of any claim for brokerage or other commissions relative to this Agreement or the transactions contemplated hereby insofar as any such claim arises by reason of services alleged to have been rendered to or at the insistence of such indemnifying party.


                                   ARTICLE 11

                             TRANSFER OF INTERESTS
                             ---------------------

         Section 11.1 Restrictions on Transfer. Except as expressly provided for
                      ------------------------
in this Agreement, no Partner may, without the consent of the other Partner, sell, convey, transfer, assign, mortgage, pledge, hypothecate or otherwise encumber in any way ("transfer") all or any portion of its Partnership Interest or any interest it may have in any property of the Partnership, or withdraw or retire from the Partnership. Any such attempted transfer, withdrawal or retirement not permitted hereunder shall be null and void. A transfer of an interest in Developer shall be deemed a transfer for the purpose of this Section 11.1, but any transfer of any interest in NEPP and any transfer of any interest in any of the partners of NEPP shall not be deemed to be a transfer prohibited hereby.

         Section 11.2 Right of First Refusal. If a Partner consents to a
                      ----------------------
proposed transfer or the prohibitions contained in Section 11.1 are determined by a court of competent jurisdiction to be unenforceable, then a Partner (the "Selling Partner") desiring to transfer its Interest shall nevertheless notify ("Offering Notice") the other of its intention to do so. The Offering Notice shall specify the nature of the transfer, the consideration to be received therefor, the identity of the proposed purchaser (or lender, as the case may be), and the terms upon which it intends to undertake such transfer. The non-Selling Partner shall have the right to elect to purchase from the Selling Partner all (but not less than all) of the Interest referred to in the Offering Notice at the same price and on the same terms as specified in the Offering Notice for a period of 30 days after the giving of the Offering Notice (or make the loan, if the same involves an encumbrance, hypothecation or mortgage, upon the same terms on which said loan was to be made therefor) by delivering in writing to the Selling Partner an offer to purchase that portion of the Interest of the Selling Partner (or to make the loan) covered by the Offering Notice. Within 45 days thereafter, the purchase by the non-Selling Partner of said Interest shall be consummated on the terms and conditions set forth in the Offering Notice of the Selling Partner (or if the same involves a mortgage, encumbrance or other hypothecation, the loan shall be consummated upon the terms and conditions of the loan set forth in the Offering Notice).

         If within the 30-day period during which the non-Selling Partner has the right to elect to purchase the Selling Partner's Interest (or to elect to make the loan specified therein), it does not make such election, then the Selling Partner, within 120 days after the expiration of said 30-day period, or within the time scheduled for closing by the purchasing person, firm or corporation, whichever is later, may undertake and complete the transfer to any Person the identity of which was disclosed in the

Offering Notice. The transfer shall not be undertaken at a lower price or upon more favorable terms than specified in the Offering Notice. If the Selling Partner does not then consummate the original proposed transfer within 150 days after the date of the Offering Notice, or within the time scheduled for closing by the purchasing person, firm or corporation, whichever is later, then all restrictions of this Section 11.2 shall apply as though no Offering Notice had been given.

         Section 11.3 Permitted Transfers. NEPP or its successors, without the
                      -------------------
consent of Developer or being subject to Section 11.2, may:

          - transfer all of its Interest to its successors by merger or consolidation or to any Affiliate of NEPP or to any Entity managed or advised by Copley Real Estate Advisors, Inc.;

          - transfer to any Person any portion of its allocable interest in the items of loss, deduction and credit of the Partnership (on the condition that NEPP never shall have less than 1% interest in such items); and

          - assign its rights to all cash distributions and other issues, profits, proceeds and avails payable to it under this Agreement in connection with any loans or financing arrangements obtained by it from time to time.

         Developer or its successors, without the approval of NEPP or being subject to Section 11.2, may transfer all of its Interest to any Person which at all times shall be at least 51% owned and shall be controlled by Robert K. Rodde and/or John E. McNellis, such that if a partnership, Robert K. Rodde and/or John
E. McNellis shall be a general partner owning at least 51% general partnership interest in such Person, if a corporation, Robert K. Rodde and/or John E. McNellis shall have all authority and right to manage and control the affairs of such Person and shall own at least 51% of the authorized, issued and outstanding capital stock of such Person or if a trust, Robert K. Rodde and/or John E. McNellis shall be the only voting trustee(s). For purposes of this paragraph, "Robert K. Rodde" and "John E. McNellis" shall include their respective estates.

         Any such permitted transferee shall receive and hold such Partnership Interest or portion thereof subject to the terms of this Agreement and the obligations of the transferor Partner, and there shall be no further transfer of such Partnership Interest or portion thereof except to a trust, person or entity to whom such permitted transferee could have transferred his Partnership Interest in accordance with this Section
11.3 had such permitted transferee originally been named as a Partner or as a partner in Developer, or otherwise in accordance with the other terms of this Agreement.

         Section 11.4 General Transfer Provisions. All transfers shall be by
                      ---------------------------
instrument in form and substance satisfactory to counsel for the Partnership and shall contain an expression by the assignee of its intention to accept the assignment and to accept and adopt all of the terms and provisions of this Agreement, as the same may have been amended, and shall provide for the payment by the assignor of all reasonable expenses incurred by the Partnership in connection with such assignment, including, without limitation, the necessary amendments to this Agreement to reflect such transfer. The transferor shall execute and acknowledge all such instruments, in form and substance reasonably satisfactory to the Partnership's counsel, as may be necessary or desirable to effectuate such transfer.

         In no event shall the Partnership dissolve or terminate upon the admission of any Partner to the Partnership or upon any permitted assignment of an Interest in the Partnership by any Partner. Each Partner hereby waives its right to dissolve, liquidate or terminate the Partnership in such event.

         Upon completion of a transfer in compliance with this Agreement, the transferor shall be released from all future obligations arising under this Agreement after the date of such transfer provided the assignee of such
                                          --------
transferor assumes all such obligations of the transferor. However, the transferor shall remain liable for its obligations under this Agreement occurring on or prior to the date of such transfer.

         Section 11.5 Tax Allocations and Cash Distributions. If an Interest is
                      --------------------------------------
transferred, the Net Profit or Loss allocable, and cash distributable, to the holder of such Interest for the then Fiscal Year shall be allocated and distributed based on a method consistent with Section 706(d) of the Code. However, if such parties agree that such Net Profit or Loss and cash are to be allocated and distributed based upon an interim closing of the Partnership books, and such parties agree to pay all expenses incurred by the Partnership in connection therewith and so notify the non-transferring Partner, then all such Net Profit or Loss and cash shall be allocated and distributed between the transferor and transferee based upon an interim closing of the Partnership's books and records. In no event, however, shall Extraordinary Cash Flow or Net Profit or Loss arising from a Capital Transaction be distributed and allocated to any Partner other than the Partners owning Interests as of the date of the Capital Transaction in question.

         Section 11.6 Compliance. Notwithstanding anything to the contrary in
                      ----------
this Agreement, at law or in equity, no Partner shall transfer or otherwise deal with any Interest in a way that would cause a default under any material agreement to which the Partnership is a party or by which it is bound.

         Section 11.7 Waiver of Partition. Neither Partner shall, either
                      -------------------
directly or indirectly, take any action to require partition or appraisement of the Partnership or of any of its assets or properties or cause the sale of any Partnership property, and notwithstanding any provisions of applicable law to the contrary, each Partner (and its legal representatives, successors or assigns) hereby irrevocably waives any and all right to maintain any action for partition or to compel any sale with respect to its Interest, or with respect to any assets or properties of the Partnership, except as expressly provided in this Agreement.


                                   ARTICLE 12

                                    BUY/SELL
                                    --------

         Section 12.1 Buy/Sell Events. For purposes of this Article 12, each of
                      ---------------
the following shall constitute a "Buy/Sell Event":

          - if within 10 days after notice from a Partner specifying a material default or defaults of another Partner in its covenants, agreements or obligations contained herein, including, without limitation, a transfer other than as permitted by Article 11, the notified Partner has not commenced diligently to correct the default or defaults so specified or has not thereafter pursued such correction to completion but in any event within 90 days of said notice;

          - if an Event of Bankruptcy with respect to a Partner occurs which is not discharged or stayed within a period of 90 days of its occurrence; or

          -    the Incapacity of NEPP; or

          -    NEPP becomes the owner of 80% or more of the Interests.

         Section 12.2 Rights Arising from a Buy/Sell Event. When a Buy/Sell
                      ------------------------------------
Event occurs with respect to a Partner (the "Defaulting Partner"), the other Partner (the "Electing Partner") shall have the right, but not the obligation, to implement the Buy/Sell procedures set forth in this Article 12, by giving written notice within 180 days of the Buy/Sell Event ("Election Notice") thereof to the Defaulting Partner. The failure of a Partner to so elect by Election Notice shall preclude election by such Partner thereafter with respect to such Buy/Sell Event, providing the Defaulting Partner has given the other Partner written notice of the Buy/Sell Event within 10 days after the occurrence of such Buy/Sell Event.

         Section 12.3 Determination of Fair Market Value. Upon the giving of an
                      ----------------------------------
Election Notice, the "Fair Market Value" of the assets of the Partnership shall be determined as set forth in this Section 12.3.

         The Partners shall attempt in good faith to agree upon the Fair Market Value of the assets of the Partnership. If within 30 days after the Election Notice is given, the Partners fail so to agree, the Electing Partner and the Defaulting Partner shall each select one appraiser, each of whom shall be a member of the American Institute of Real Estate Appraisers, within 15 days after the expiration of such thirty-day period and each shall notify the other of the appraiser selected by it. If a Partner fails to select an appraiser, the appraiser selected shall act alone.

         The appraiser or appraisers shall value the assets of the Partnership within 60 days of their selection. If one appraiser acts, the Fair Market Value shall be the amount determined by such appraiser. If two appraisers act, the Fair Market Value shall be the average of the amounts so determined, so long as neither appraisal exceeds the other by 5% or more of the higher of the two appraisals. If, however, the appraisals do vary by 5% or more, then the two appraisers shall appoint a third appraiser within 30 days. If they fail to do so, then either Partner may request the American Arbitration Association or any successor organization thereto to appoint a third appraiser. If a third appraiser has not been appointed by the American Arbitration Association within 60 days of a Partners' request for it to do so, then either Partner may apply to any court having jurisdiction to appoint the third appraiser.

         The third appraiser, whether appointed by the original appraisers, the American Arbitration Association or a court, shall value the assets of the Partnership within 30 days after its selection or appointment.

         If the third appraisal exceeds the first two appraisals, the Fair Market Value shall be the higher of the first two appraisals; if the third appraisal is less than the first two appraisals, the Fair Market Value shall be the lower of the first two appraisals. In all other cases, the Fair Market Value shall be equal to the third appraisal.

         This provision for determination by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and the determination of Fair Market Value hereunder shall be final and binding upon the parties.

         When determining the Fair Market Value, the appraiser(s) shall (i) estimate the fairest price estimated in terms of money which the Partnership could obtain if its assets were exposed for sale in the open market allowing a reasonable time to find a purchaser who buys with knowledge of the uses which such assets in their then condition are adapted and for which such assets are capable of being used at the time the Buy/Sell Event occurred and (ii) deduct from such price the reasonable estimated costs of consummating such a sale, including without limitation brokerage commissions. The appraiser(s) shall also take into consideration whether or not any debt to which the assets of the Partnership are subject is prepayable or callable.

         Section 12.4 Appraisal Fees. Each Partner shall pay the fees and
                      --------------
expenses of the appraiser selected by it. The fees and expenses of the third appraiser shall be paid one-half by each Partner. If only one appraiser is used, the fees and expenses of such appraiser shall be paid one-half by each Partner.

         Section 12.5 Determination of Purchase Price. Within 15 days after the
                      -------------------------------
determination of the Fair Market Value of the assets of the Partnership, the Accountants shall determine all liabilities of the Partnership and the amount of cash which would be distributed to each Partner pursuant to the provisions of each of clauses FIRST through FIFTH of Section 5.3 if the assets of the Partnership had been sold for the Fair Market Value as of the date of the Buy/Sell Event and shall give each Partner written notice ("Accountant's Notice") thereof. The determination by the Accountant of such amounts shall be conclusive. For purposes of this Agreement, the amount so determined by the Accountant to be distributable to a Partner pursuant to clause FIFTH of Section 5.3 of this Agreement shall be referred to as the "Distributable Cash".

         Section 12.6 Electing Partner's Option. For a period of 30 days after
                      -------------------------
the Electing Partner receives the Accountant's Notice, the Electing Partner shall have the option to purchase, for cash, the Interest of the Defaulting Partner for 90% of the Distributable Cash and 100% of the aggregate amount, if any, which would be distributable to the Defaulting Partner under clauses FIRST through FOURTH of Section 5.3 if the assets of the Partnership had been sold for the Fair Market Value as of the date of the Buy/Sell Event (the "Purchase Price"), by notice to the Defaulting Partner. If this option is not so exercised, then it shall terminate and be of no further force or effect.

         Section 12.7 Closing of Purchase and Sale. The closing of a purchase
                      ----------------------------
pursuant to this Article 12 shall be held at the principal office of the Partnership 30 days after the Electing Partner exercises its option under
Section 12.6. The Defaulting Partner (the seller) shall transfer to the Electing Partner (the buyer or its designee) the entire Interest of the Defaulting Partner in the Partnership free and clear of all liens, security interests and competing claims, and shall deliver to the Electing Partner or its designee such instruments of transfer, releases and such evidence of due authorization, execution and delivery and of the absence of any liens, security interests or competing claims as the Electing Partner shall reasonably request.

         Section 12.8 Payment. At the closing, the Electing Partner or its
                      -------
designee shall pay the Purchase Price by delivery at the closing of a certified or bank cashier's check payable to the order of the Defaulting Partner in the amount of the Purchase Price determined pursuant to Section 12.6.

         Section 12.9 Liabilities. The purchase of the Interest of a Defaulting
                      -----------
Partner pursuant to this Article 12 shall release the Defaulting Partner (and the purchasing Partner shall indemnify and hold harmless the Defaulting Partner) from all liabilities and claimed liabilities of the Partnership except for liabilities not taken into account in the determination of Purchase Price and tort liabilities not taken into account in the determination of Purchase Price to the extent such tort liabilities are not covered by insurance for events occurring prior to the Defaulting Partner's withdrawal from the Partnership.

         Section 12.10 Failure to Exercise Option. If an Electing Partner fails
                       --------------------------
to exercise the option herein granted to it, then the Electing Partner, within 30 days after such option expires and terminates, may dissolve the Partnership by notifying the Defaulting Partner.

                                   ARTICLE 13

                                  EXIT RIGHTS
                                  -----------

         [Intentionally omitted.]

                                   ARTICLE 14

                         TERMINATION OF THE PARTNERSHIP
                         ------------------------------

         Section 14.1 Events of Dissolution. The Partnership shall dissolve upon
                      ---------------------
the first to occur of the following events:

          -    the expiration of the term of the Partnership as provided in
               Section 1.9;

          -    upon an election by an Electing Partner pursuant to Section
               12.10;

          - the sale or other disposition (including, without limitation, taking by eminent domain) of all or substantially all of the assets of the Partnership unless such sale or other disposition involves any deferred payment of the consideration for such sale or disposition, in which case the Partnership shall not dissolve until the last day of the calendar year during which the Partnership shall receive the balance of such deferred payment;

          - the occurrence of an Event of Bankruptcy of the Partnership, which is not discharged or stayed within 90 days of occurrence;

          - the issuance of a decree of dissolution by a court of competent jurisdiction; or

          - upon notice by NEPP to Developer on or after January 1, 1997 of its intent to dissolve the Partnership.

         Section 14.2 Effect of Dissolution. Upon dissolution of the Partnership
                      ---------------------
pursuant to Section 14.1, the Partnership shall not terminate but shall continue solely for the purposes of liquidating all of the assets owned by the Partnership (until all such assets have been sold or liquidated) and collecting the proceeds from such sales and all receivables of the Partnership unless the same have been written off as uncollectible. Upon dissolution, the Partnership shall engage in no further business thereafter other than that necessary to cause the Project to be operated on an interim basis and for the Partnership to collect its receivables, liquidate its assets and pay or discharge its liabilities.

         Section 14.3 Sale of Assets by Liquidating Trustee. Upon dissolution of
                      -------------------------------------
the Partnership, NEPP shall, as "Liquidating Trustee", proceed diligently to wind up the affairs of the Partnership and distribute its assets. NEPP shall be permitted to appoint another person to serve as Liquidating Trustee, or another person to succeed any subsequently selected successor, whenever the person originally selected or any such subsequently selected successor, as the case may be, fails for any reason to carry out such purpose. The Liquidating Trustee may be an individual, corporation or general or limited partnership.

         The Liquidating Trustee shall promptly after dissolution obtain an appraisal of the assets of the Partnership by a member of the American Institute of Real Estate Appraisers selected by the Liquidating Trustee. All of the assets of the Partnership, if any, other than cash, shall be offered (either as an entirety or on an asset-by-asset basis) promptly for sale, upon such terms as the Liquidating Trustee shall determine using the above appraisal as a guide. The decision to accept or reject an offer to purchase assets of the Partnership shall be made solely by the Liquidating Trustee.

         In winding up the affairs of the Partnership, the Liquidating Trustee shall pay the liabilities of the Partnership in such order of priority as provided by law. If at the time of dissolution the completion of all buildings then under construction on the Land has not occurred, the Liquidating Trustee, in winding up the affairs of the Partnership, shall have the authority, but not the obligation, to complete the construction of the buildings.

         All distributions of cash in winding up the affairs of the Partnership shall be made in accordance with the provisions of Section 5.5.


                                   ARTICLE 15

                                 MISCELLANEOUS
                                 -------------

         Section 15.1 Notices. All notices required or permitted by this
                      -------
Agreement shall be in writing and may be delivered in person to either party or may be sent by registered or certified mail, with postage prepaid, return receipt requested, or may be transmitted by telegraph, telecopy, overnight courier, personal delivery or other commercially reasonable means, and addressed in the case of NEPP to:

                       c/o Copley Advisors, Inc.
                       399 Boylston Street
                       Boston, Massachusetts 02116
                       Attention:  General Counsel

                       Re:  R/M Salinas L.P.

and in the case of Developer to:

                       Rodde McNellis/Salinas
                       c/o Rodde McNellis
                       601 California Street
                       Suite 601
                       San Francisco, California  94108
                       Attention:  Robert K. Rodde

or to such other address as shall from time to time be supplied in writing by any party to the other. Notice sent by registered or certified mail, postage prepaid, with return receipt requested, addressed as above provided, shall be deemed given four days after deposit of same in the United States mail. If any notice is telegraphed the same shall be deemed served or delivered 48 hours after the transmission thereof. Any notice or other document sent or delivered in any other manner shall be effective only if and when received.

         Section 15.2 Successors and Assigns. Subject to the restrictions on
                      ----------------------
transfer set forth herein, this Agreement shall bind and inure to the benefit of the parties hereto and their respective legal representative, successors and assigns.

         Section 15.3 No Oral Modifications; Amendments. No oral amendment of
                      ---------------------------------
this Agreement shall be binding on the Partners. Any modification or amendment of this Agreement must be in writing signed by all of the Partners.

         Section 15.4 Captions. Any article, section or paragraph titles or
                      --------
captions contained in this Agreement and the table of contents are for convenience of reference only and shall not be deemed a part of this Agreement.

         Section 15.5 Terms. Common nouns and pronouns shall be deemed to refer
                      -----
to the masculine, feminine, neuter, singular and plural, as the identity of the Person or Entity may in the context require. Any references to the Code, the Act or other statutes or laws shall include all amendments, modifications or replacements of the specific sections and provisions concerned.

         Section 15.6 Invalidity. If any provision of this Agreement shall be
                      ----------
held invalid, it shall not affect in any respect whatsoever the validity of the remainder of this Agreement.

         Section 15.7 Counterparts. This Agreement may be executed in
                      ------------
counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument, binding on the Partners, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

         Section 15.8 Further Assurances. The parties hereto agree that they
                      ------------------
will cooperate with each other and will execute and deliver, or cause to be delivered, all such other instruments, and will take all such other actions, as either party hereto may reasonably request from time to time in order to effectuate the provisions and purposes hereof.

         Section 15.9 Complete Agreement. This Agreement constitutes the
                      ------------------
complete and exclusive statement of the agreement between the Partners. It supersedes all prior written and oral statements and no representation, statement, condition or warranty not contained in this Agreement shall be binding on the Partners or have any force or effect whatsoever.

         Section 15.10 Attorneys' Fees. If any proceeding is brought by one
                       ---------------
Partner against the other to enforce, or for breach of, any of the provisions in this Agreement, the prevailing Partner shall be entitled in such proceeding to recover reasonable attorneys' fees together with the costs of such proceeding therein incurred, including attorneys' fees and costs in enforcing any judgment.

         Section 15.11 Governing Law. This Agreement shall be construed and
                       -------------
enforced in accordance with the laws of the State of California.

         Section 15.12 No Third Party Beneficiary. Any agreement to pay any
                       --------------------------
amount and any assumption of liability herein contained, express or implied, shall be only for the benefit of the Partners and their respective heirs, successors and assigns, and such agreements and assumption shall not inure to the benefit of the obligees of any indebtedness or any other party, whomsoever, it being the intention of the Partners that no one shall be deemed to be a third party beneficiary of this Agreement.

         Section 15.13 Exhibits and Glossary. Each of the Exhibits and the
                       ---------------------
Glossary attached hereto are hereby incorporated herein and made a part hereof for all purposes, and references herein thereto shall be deemed to include this reference and incorporation.

         Section 15.14 Estoppels. Each Partner shall, upon not less than 15
                       ---------
days' written notice from the other Partner, execute and deliver to the other Partner a statement certifying that this Agreement is unmodified and in full force and effect (or, if modified, the nature of the modification) and whether or not there are, to such Partner's knowledge, any uncured defaults on the part of the other Partner, specifying such defaults if any are claimed. Any such statement may be relied upon by third parties.

         Section 15.15 References to this Agreement. Numbered or lettered
                       ----------------------------
articles, sections and subsections herein contained refer to articles, sections and subsections of this Agreement unless otherwise expressly stated. The words "herein," "hereof," "hereunder," "hereby," "this Agreement" and other similar references shall be construed to mean and include this Partnership Agreement and all amendments thereof and supplements thereto unless the context shall clearly indicate or require otherwise.

         Section 15.16 Reliance on Authority of Person Signing Agreement. If a
                       -------------------------------------------------
Partner is a trust (with or without disclosed beneficiaries), general partnership, limited partnership, joint venture, corporation, or any entity other than a natural person, the Partnership and the Partners shall:

          - not be required to determine the authority of the person signing this Agreement to make any commitment or undertaking on behalf of such entity or to determine any fact or circumstance bearing upon the existence of the authority of such entity or to determine any fact or circumstance bearing upon the existence of the authority of such person;

          - not be required to see to the application or distribution of proceeds paid or credited to persons signing this Agreement on behalf of such entity;

          - be entitled to rely on the authority of the person signing this Agreement with respect to the voting of the Interest of such entity and with respect to the giving of consent on behalf of such entity in connection with any matter for which consent is permitted or required under this Agreement; and

          - be entitled to rely upon the authority of any general partner, joint venturer, co- or successor trustee, or president or vice president, as the case may be, of any such entity the same as if such person were the person originally signing this Agreement on behalf of such entity.

         Section 15.17 Consents and Approvals. Whenever the consent or approval
                       ----------------------
of a Partner is required by this Agreement, such Partner shall have the right to give or withhold such consent or approval in its sole discretion, unless otherwise specified.

         Section 15.18 Construction of Agreement. The terms and provisions of
                       -------------------------
this Agreement shall be interpreted and construed without regard to, and the parties hereby expressly waive and disclaim, any rule of law to the effect that ambiguous or conflicting terms or provisions contained in this Agreement shall be interpreted or construed against the party which prepared this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                   NEW ENGLAND PENSION PROPERTIES V;
                                   A REAL ESTATE LIMITED PARTNERSHIP

                                   By:      FIFTH COPLEY CORP.,
                                            a Massachusetts corporation,
                                            its managing general partner



                                   By:
                                       ---------------------------------




                                   DEVELOPER:

                                   RODDE MCNELLIS/SALINAS, a California
                                   general partnership



                                   By:
                                       ---------------------------------
                                       John E. McNellis, general partner



                                   By:
                                       ---------------------------------
                                       Robert K. Rodde, general partner

                                   EXHIBIT A

                           LEGAL DESCRIPTION OF LAND
                           -------------------------

        Certain real property situate, lying and being in Lot 14 of the Rancho Santa Rita in the County of Monterey, State of California, being a part of that certain 9.807 acre tract of land designated as Parcel "A" and of that certain 15 acre tract of land designated as Parcel "B" in that certain deed from Dominie B. Mazza, et ux to John Nielsen, et ux, dated November 21, 1929 and recorded in Volume 217 of Official Records at Page 391, Monterey County Records, said part being particularly described as follows, to-wit:

Beginning at a steel bar standing in the southerly boundary of said 15 acre tract of land at the intersection thereof with the casterly line of California State Highway U.S. 101 as widened to 100 feet by deed dated March 11, 1931 from John Nielsen, et ux to State of California and recorded in Volume 294 of Official Records at Page 354, Monterey County Records, and running thence from said place of beginning along said highway line,

(1)  N. 8(degrees) 37' 20" W., 746.76 feet; thence tangentially
(2) curving to the right on a circular arc of 4950 feet radius through an angle of 0(degrees) 29' 34" for a distance of 42.57 feet to a 6" X 6" concrete monument; thence leave said highway line and running along the northerly boundary of said 9.807 acre tract of land.
(3) S. 89(degrees) 56' 40" R., 677.91 feet to a 1 1/2 diameter iron pipe; thence leave last mentioned boundary and running
(4) S. 10(degrees) 27' 20" W., 931.3 feet to a 1 1/2" diameter iron pipe standing in the southerly boundary of said 15 acre tract of land; thence along last mentioned boundary
(5)  N. 70(degrees) 48' W., 413.77 feet to the place of beginning.
Course all true.

A.P. NO. 253-161-17

                                   EXHIBIT B

                        [Property Management Agreement]

                           GLOSSARY OF DEFINED TERMS

                               R/M SALINAS L.P.
                         LIMITED PARTNERSHIP AGREEMENT


        Capitalized terms used in this Limited Partnership Agreement of R/M Salinas L.P. shall have the meanings ascribed to them below:

        Accountants means Kenneth Leventhal & Company or such firm of
        -----------
independent, certified public accountants as may be selected by NEPP.

        Accountant's Notice shall have the meaning set forth in Section 12.5.
        -------------------

        Accrued Junior Priority Return shall have the meaning set forth in
        ------------------------------
Section 5.2(b).

        Act means the California Revised Limited Partnership Act, as set forth
        ---
in Title 2, Chapter 3 of the California Corporations Code, as amended.

        Adjusted Capital Account shall have the meaning set forth in Section
        ------------------------
3.1(b).

        Adjustment Percentage shall have the meaning set forth in Section 6.3.
        ---------------------

        Affiliate means a Person that directly or indirectly, through one or
        ---------
more intermediaries, controls, is controlled by, or is under common control with the person in question and any officer, director, trustee, employee, stockholder (10% or more) or partner of any Person referred to in the preceding clause. For purposes of this definition, the term "control" means the ownership of 10% or more of the beneficial interest or the voting power of the appropriate Entity. Notwithstanding the foregoing, a person shall not be considered an affiliate of NEPP or Developer solely by reason of the fact that such person is engaged in one or more real estate projects with NEPP or Developer on a joint venture basis.

        Agreement shall have the meaning set forth in the Preamble.
        ---------

         Book Value means, with respect to any asset, the asset's adjusted basis
         ----------
for federal income tax purposes, except as follows:

          (i) the initial Book Value of any asset contributed (or deemed contributed) to the Partnership shall be such asset's gross fair market value at the time of such contribution;

          (ii) the Book Value of all Partnership assets shall be adjusted to equal their respective gross fair market values at the times specified in Treasury Regulation Section 1.704-1(b)(2)(iv)(f) if the Partnership so elects;

          (iii) if the adjusted basis of any asset acquired by the Partnership is determined by reference to the adjusted basis of any other asset of the Partnership, the Book Value of the acquired asset shall be determined by reference to the Book Value of the other asset rather than its adjusted basis; and

          (iv) if the Book Value of an asset has been determined pursuant to clause (i), (ii) or (iii), such Book Value shall thereafter be adjusted in the same manner as would the asset's adjusted basis for federal income tax purposes except that depreciation deductions shall be computed in accordance with Section 7.1(a)(iv).

         Buy/Sell Event shall have the meaning set forth in Section 12.1.
         --------------

         Capital Account shall have the meaning set forth in Section 3.1(a).
         ---------------

         Capital Transaction shall have the meaning set forth in Section 5.1.
         -------------------

         Code means the Internal Revenue Code of 1986, as amended from time to
         ----
time, and all published rules, rulings and regulations thereunder at the time of reference thereto.

         Contributing Partner shall have the meaning set forth in Section 6.2.
         --------------------

         Default Contribution shall have the meaning as set forth in Section
         --------------------
6.2.

         Default Preferred Return shall have the meaning as set forth in Section
         ------------------------
6.2.

         Defaulting Partner shall have the meaning set forth in Section 12.2.
         ------------------

         Deficit Contribution shall have the meaning set forth in Section 6.1.
         --------------------

         Deficit Equity Rate means the annaul rate of interest announced from
         -------------------
time to time by Wells Fargo Bank, N.A. as its "prime" or "base" rate to commercial borrowers with the highest credit rating, for short-term, unsecured loans.

         Deficit Preferred Return shall have the meaning set forth in Section
         ------------------------
6.1.

         Developer or the Limited Partner shall have the meaning set forth in
         ---------        ---------------
the Recital.

         Distributable Cash shall have the meaning set forth in Section 12.5.
         ------------------

         Economic Risk of Loss means the risk as determined under Treasury
         ---------------------
Regulation Section 1.752-2 that a partner or person related to a partner will suffer an economic loss as a result of the failure of the Partnership to repay a liability.

         Electing Partner shall have the meaning set forth in Section 12.2.
         ----------------

         Election Notice shall have the meaning set forth in Section 12.2.
         ---------------

         Entity means any general partnership, limited partnership, corporation,
         ------
joint venture, trust, business trust, cooperative or association.

         Event of Bankruptcy means, as to the Partnership or a Partner, (1)
         -------------------
filing a voluntary petition in bankruptcy or for reorganization or for the adoption of an arrangement under the Federal Bankruptcy Code (as now or in the future amended) or an admission seeking the relief therein provided; (2) making a general assignment for the benefit of its creditors; (3) consenting to the appointment of a receiver for all or a substantial part of its property; (4) in the case of the filing of an involuntary petition in bankruptcy, an entry of an order for relief; (5) the entry of a court order appointing a receiver or trustee for all or a substantial part of its property without its consent; or (6) the assumption of custody or sequestration by a court of competent jurisdiction of all or substantially all of its property.

         Extraordinary Cash Flow shall have the meaning set forth in Section
         -----------------------
5.1.

         Fair Market Value shall have the meaning set forth in Section 12.3.
         -----------------

         Fiscal Year shall have the meaning set forth in Section 8.7.
         -----------

         Guaranteed Senior Invested Capital Payment Distribution shall have the
         -------------------------------------------------------
meaning set forth in Section 5.6.

         Guaranteed Senior Invested Capital Reduction Payment shall have the
         ----------------------------------------------------
meaning set forth in Section 5.2(a).

         Guaranteed Senior Payments shall have the meaning set forth in Section
         --------------------------
5.2(a).

         Guaranteed Senior Return Payment shall have the meaning set forth in
         --------------------------------
Section 5.2(a).

         Gross Income shall have the meaning set forth in Section 7.1.
         ------------

         Ground Lease means that ground lease between Nielsen as landlord and
         ------------
the Partnership, as successor in interest to the Original Partnership, as tenant, dated January 23, 1988 and relating to the Property.

         Improvements means the buildings and other improvements constructed on
         ------------
the Land by the Partnership.

         Incapacity means for a Partner or an Entity which is the general
         ----------
partner of a Partner, the dissolution, liquidation or termination (but not including a termination under Section 708(b)(1)(B) or Section 708(b)(2)(A) of the Code) of such Partner or Entity.

         Indemnitor shall have the meaning set forth in Section 2.8.
         ----------

         Interest means the entire ownership interest (which may be segmented
         --------
into and/or expressed as a percentage of various rights and/or liabilities) of a Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which a Partner may be entitled as provided in this Agreement and in the Act, together with the obligations of such Partner to comply with all the terms and provisions of this Agreement and of the Act.

         IRS means the Internal Revenue Service.
         ---

         Junior Capital shall have the meaning set forth in Section 3.2.
         --------------

         Junior Invested Capital shall have the meaning set forth in Section
         -----------------------
5.1.

         Junior Payments shall have the meaning set forth in Section 5.2(b).
         ---------------

         Junior Priority Return Payment shall have the meaning set forth in
         ------------------------------
Section 5.2(b).

         Land means the approximately 10.4-acre parcel of land located in the
         ----
City of Salinas, County of Monterey, California, as more particularly described in Exhibit A to this Agreement.
   ---------

         Liquidating Trustee shall have the meaning set forth in Section 14.3.
         -------------------

         NEPP or the General Partner shall have the meaning set forth in the
         ----        ---------------
Recital.

         Net Profit and Net Loss shall have the meanings set forth in Section
         ----------     --------
7.1.

         Nielsen shall have the meaning set forth in Section 3.2.
         -------

         Nielsen Documents shall have the meaning set forth in Section 3.2.
         -----------------

         Nielsen Note means that promissory note from Nielsen to NEPP dated
         ------------
August 1, 1995 in the original principal amount of $1,750,000.

         Non-Contributing Partner shall have the meaning set forth in Section
         ------------------------
6.2.

         Nonrecourse Deductions for a Fiscal Year (or other period) means
         ----------------------
deductions funded by Nonrecourse Liabilities (as determined under Treasury Regulation Section 1.704-2(c)) for such year and are generally equal to the excess, if any, of (i) the net increase in Partnership Minimum Gain during such year over (ii) the sum of (A) the aggregate distributions of proceeds from Nonrecourse Liabilities attributable to increases in Partnership Minimum Gain during such year and (B) increases in Partnership Minimum Gain during such year attributable to conversions of liabilities into Nonrecourse Liabilities.

         Nonrecourse Liability means any liability of a partnership (or portion
         ---------------------
thereof) to the extent that no partner bears the Economic Risk of Loss associated with the liability.

         Offering Notice shall have the meaning set forth in Section 11.2.
         ---------------

         Operating Cash Flow shall have the meaning set forth in Section 5.1.
         -------------------

         Operating Deficit shall have the meaning set forth in Section 6.1.
         -----------------

         Operating Revenues shall have the meaning set forth in Section 5.1.
         ------------------

         Original Agreement shall have the meaning set forth in the Recital.
         ------------------

         Original Partnership shall have the meaning set forth in the Recital.
         --------------------

         Partner means NEPP and Developer, and such successors, assigns or
         -------
additional partners as may be admitted to the Partnership, from time to time, pursuant to the terms of this Agreement.

         Partner Nonrecourse Debt means any partnership liability to the extent
         ------------------------
that the liability is nonrecourse for purposes of Treasury Regulation Section 1.1001-2 and a partner bears the Economic Risk of Loss associated with the liability.

         Partner Nonrecourse Debt Minimum Gain means the amount that would
         -------------------------------------
result if Partnership Minimum Gain were computed with respect to Partner Nonrecourse Debt rather than Nonrecourse Liabilities.

         Partner Nonrecourse Deductions means deductions funded from Partner
         ------------------------------
Nonrecourse Debt (as determined under Treasury Regulation Section 1.704-2(i)(2)) computed for a Fiscal Year (or other period) in a manner similar to that used in computing Nonrecourse Deductions but with reference to Partner Nonrecourse Debt Minimum Gain rather than Partnership Minimum Gain.

         Partner's Share of Partner Nonrecourse Debt Minimum Gain means an
         --------------------------------------------------------
amount of Partner Nonrecourse Debt Minimum Gain computed for each Partner in a manner similar to that used in computing a Partner's Share of Partnership Minimum Gain but with reference to Partner Nonrecourse Debt with respect to which the Partner bears the Economic Risk of Loss rather than to Nonrecourse Liabilities.

         Partner's Share of Partnership Minimum Gain means an amount of
         -------------------------------------------
Partnership Minimum Gain computed for each Partner under Treasury Regulation
Section 1.704-2(g) and generally equal to the excess of (i) the sum of (A) the aggregate amount of Nonrecourse Deductions previously allocated to the Partner,
(B) the aggregate amount of proceeds of Nonrecourse Liabilities attributable to increases in Partnership Minimum Gain previously distributed to the Partner and
(C) increases in Partnership Minimum Gain during such Fiscal Year attributable to conversions of liabilities into Nonrecourse Liabilities over (ii) the Partner's aggregate proportionate share of previous decreases in Partnership Minimum Gain. A Partner's proportionate share of the decrease in Partnership Minimum Gain for a Fiscal Year shall be based upon the ratio that such Partner's Share of Minimum gain for the preceding year bore to the aggregate amount of Partnership Minimum Gain for such preceding Fiscal Year.

         Partnership means the limited partnership governed by this Agreement as
         -----------
said limited partnership may from time to time be constituted and amended.

         Partnership Agreement shall have the meaning set forth in the Recital.
         ---------------------

         Partnership Capital means an amount equal to the sum of all of the
         -------------------
Partners' Capital Account balances determined immediately prior to the allocation to the Partners pursuant to Sections 7.2(b)(ii)(y) or 7.2(c)(ii)(x) of any Net Profit or Net Loss from a Capital Transaction increased by the aggregate amount of Net Profit to be allocated to the Partners pursuant to
Section 7.2(b)(ii)(y) as a result of such Capital Transaction or decreased by the aggregate amount of Net Loss to be allocated to the

Partners pursuant to Section 7.2(c)(ii)(x) as a result of such Capital Transaction.

         Partnership Minimum Gain means the amount determined by computing with
         ------------------------
respect to each Nonrecourse Liability of the Partnership, the amount of Gross Income, if any, that would be realized by the Partnership if it disposed of the property securing such liability in full satisfaction thereof, and by then aggregating the amounts so computed. For purposes of determining the amount of such Gross Income with respect to a liability, the Book Value of the asset securing the liability shall be allocated among all the liabilities that the asset secures in the manner set forth in Treasury Regulation Section 1.704-2(d)(2).

         Payment Factor shall have the meaning set forth in Section 5.6.
         --------------

         Person means any individual or Entity, and the heirs, executors,
         ------
administrators, legal representatives, successors and assigns of such Person where the context so admits; and, unless the context otherwise requires, the singular shall include the plural, and the masculine gender shall include the feminine and the neuter and vice versa.

         Project means the Land, together with the streets, sewers, curbs,
         -------
gutters, utility service connections, and other land development infrastructure and improvements constructed or to be constructed on or related to the Land (including related off-site improvements).

         Project Expenses shall have the meaning set forth in Section 5.1.
         ----------------

         Property Manager shall have the meaning set forth in Section 2.10.
         ----------------

         Purchase Price shall have the meaning set forth in Section 12.6.
         --------------

         Reserve for Replacements shall have the meaning set forth in Section
         ------------------------
5.1.

         Selling Partner shall have the meaning set forth in Section 11.2.
         ---------------

         Senior Capital shall have the meaning set forth in Section 3.2.
         --------------

         Senior Invested Capital shall have the meaning set forth in Section
         -----------------------
5.1.

         Senior Payments shall have the meaning set forth in Section 5.2.
         ---------------

         Tax Matters Partner shall have the meaning set forth in Section 8.6.
         -------------------

         Transfer shall have the meaning set forth in Section 11.1.
         --------

         Working Capital Fund shall have the meaning set forth in Section 5.1.
         --------------------